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                                                                   EXHIBIT 10.23

                      EQUIPMENT LOAN AND SECURITY AGREEMENT

                                                   Dated as of December __, 2002

                                 by and between

                               GATX VENTURES, INC.

                                    as Lender

                                       and
                          ANADYS PHARMACEUTICALS, INC.
                             a Delaware corporation
                              9050 Camino Santa Fe
                               San Diego, CA 92121

                                   as Borrower

                     Credit Amount Facility A: $1,208,292.33

                     Credit Amount Facility B: $1,391,707.67

         Repayment Period Facility A:                36 months
         Repayment Period Facility B:                42 months
         Treasury Note Maturity:                     36 months
         Loan Margin Facility A:                     773 basis points
         Loan Margin Facility B:                     514 basis points
         Final Payment Percentage Facility A:        0%
         Final Payment Percentage Facility B:        5%
         Commitment Termination Date Facility A:     December 31, 2002
         Commitment Termination Date Facility B:     March 31, 2003

         The terms and information set forth on this cover page are a part of the attached Equipment Loan and Security Agreement, dated as of the date first written above (as it may from time to time be amended or supplemented in writing, this "Agreement"), entered into by and between GATX Ventures, Inc. ("Lender") and Anadys Pharmaceuticals, Inc. ("Borrower"). The terms and conditions of this Agreement agreed to between the parties hereto are as follows:

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                                    AGREEMENT

         1. Definitions and Construction.

                  1.1 Definitions. As used in this Agreement:

                           (a) The following capitalized terms shall have the
meanings given such terms on the cover page of this Agreement: "Agreement," "Borrower," "Commitment Termination Date Facility A," "Commitment Termination Date Facility B," "Credit Amount Facility A," "Credit Amount Facility B," "Final Payment Percentage Facility A," "Final Payment Percentage Facility B," "Lender," "Loan Margin Facility A," "Loan Margin Facility B" and "Treasury Note Maturity."

                           (b) The following capitalized terms shall have the
meanings given such terms in the following referenced sections of this
Agreement: "Claim" - Section 10.3; "Equipment" - Section 4.1; "ERISA" - Section 7.11; "Event of Default" - Section 8; "Event of Loss" - Section 6.10; "Good Faith Deposit" - Section 2.7(a); "Indemnified Person" - Section 10.3; "Payment Date" - Section 2.2(a); "Responsible Officer" - Section 6.3; "Scheduled Payments" - Section 2.2(a); "Solvent" - Section 5.12; and "Transfer" - Section 7.4.

                           (c) The following capitalized terms shall have the
following meanings:

         "Affiliate" means any Person that owns or controls directly or indirectly ten percent (10%) or more of the stock of another entity, any Person that controls or is controlled by or is under common control with such Persons or any Affiliate of such Persons and each of such Person's officers, directors, joint venturers or partners.

         "All-in-Rate" means the per annum rate of interest at which the Scheduled Payments and the Final Payment amortize the Loan.

         "Basic Rate" means, as of the relevant Funding Date, the per annum rate of interest (based on a year of twelve 30-day months) equal to the sum of (a) the U.S. Treasury note yield to maturity for a term equal to the Treasury Note Maturity as quoted in The Wall Street Journal on the date the Loan Agreement Supplement is prepared, plus (b) for Facility A Loans, Loan Margin Facility A and for Facility B Loans, Loan Margin Facility B. Notwithstanding the foregoing, the Basic Rate shall not exceed the highest rate permitted by applicable law to be charged on commercial loans.

         "Business Day" means any day that is not a Saturday, Sunday, or other day on which banking institutions are authorized or required to close in California.

         "Code" means the Uniform Commercial Code as adopted and in effect in the State of California, as amended from time to time; provided that if by reason of mandatory provisions of law, the creation and/or perfection or the effect of perfection or non-perfection of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than California, the term "Code" shall also mean the Uniform Commercial

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Code as in effect from time to time in such jurisdiction for purposes of the provisions hereof relating to such creation, perfection or effect of perfection or non-perfection.

         "Collateral" has the meaning given such term in Section 4.1, including, without limitation, all Financed Equipment listed in any Loan Agreement Supplement executed from time to time pursuant to Section 4.2.

         "Credit Amount" means, collectively, the Credit Amount Facility A and Credit Amount Facility B.

         "Default" means any event which with the passing of time or the giving of notice or both would become an Event of Default hereunder.

         "Default Rate" means the per annum rate of interest equal to five percent (5%) over the All-in-Rate, but such rate shall in no event be more than the highest rate permitted by applicable law to be charged on commercial loans in a default situation.

         "Disclosure Schedule" means Exhibit A hereto.

         "Eligible Equipment" means, to the extent reasonably acceptable to Lender, Equipment (excluding any and all freight, installation, taxes and other soft costs relating to such Equipment) consisting of computer equipment, office equipment, engineer lab equipment, laboratory test and measurement equipment and furnishings delivered to Borrower by the manufacturer or vendor not more than ninety (90) days prior to the Funding Date of the Loan relating to such Equipment, as evidenced by the invoice date of such Equipment; provided, however, for the first Loan only under Facility A, Eligible Equipment shall include such Equipment that was delivered to Borrower by the manufacturer or vendor on or after August 1, 2001, as evidenced by the invoice date of such equipment.

         "Environmental Laws" means all foreign, federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act and the Emergency Planning and Community Right-to-Know Act.

         "Equity Securities" of any Person means (a) all common stock, preferred stock, participations, shares, partnership interests, membership interests or other equity interests in and of such Person (regardless of how designated and whether or not voting or non-voting) and (b) all warrants, options and other rights to acquire any of the foregoing.

         "Facility A" means the Loans made hereunder on or before the Commitment Termination Date Facility A.

         "Facility B" means the Loans made hereunder after the Commitment Termination Date Facility A.

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         "Final Payment" means, with respect to each Loan, a payment (in addition to and not in substitution for any Scheduled Payment) due on the Maturity Date for such Loan equal to the Loan Amount for such Loan multiplied by the Final Payment Percentage.

         "Financed Equipment" has the meaning given such term in Annex A to any Loan Agreement Supplement, as amended or supplemented from time to time.

         "Funding Date" means any date on which a Loan is made to or on account of Borrower under this Agreement.

         "GAAP" means generally accepted accounting principles as in effect in the United States of America from time to time, consistently applied.

         "Governmental Authority" means (a) any federal, state, county, municipal or foreign government, or political subdivision thereof, (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body, (c) any court or administrative tribunal, or (d) with respect to any Person, any arbitration tribunal or other non-governmental authority to whose jurisdiction that Person has consented.

         "Hazardous Materials" means all those substances which are regulated by, or which may form the basis of liability under, any Environmental Law, including all substances identified under any Environmental Law as a pollutant, contaminant, hazardous waste, hazardous constituent, special waste, hazardous substance, hazardous material, or toxic substance, or petroleum or petroleum derived substance or waste.

         "Indebtedness" means, with respect to Borrower or any Subsidiary, the aggregate amount of, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services (excluding trade payables aged less than one hundred eighty (180) days), (d) all capital lease obligations of such Person, (e) all obligations or liabilities of others secured by a Lien on any asset of such Person, whether or not such obligation or liability is assumed, (f) all obligations or liabilities of others guaranteed by such Person, and (g) any other obligations or liabilities which are required by GAAP to be shown as debt on the balance sheet of such Person. Unless otherwise indicated, the term "Indebtedness" shall include all Indebtedness of Borrower and the Subsidiaries.

         "Interim Payment" means, with respect to each Loan, an amount equal to the initial Loan Amount multiplied by the percentage equal to the product of (i) the quotient derived from dividing the Basic Rate with respect to such Loan by three hundred sixty (360), and (ii) the number of days from (and including) the Funding Date of such Loan to (but not including) the first Payment Date with respect to such Loan.

         "Investment" means the purchase or acquisition of any capital stock, equity interest, or any obligations or other securities of, or any interest in, any Person, or the extension of any advance, loan, extension of credit or capital contribution to, or any other investment in, or deposit with, any Person.

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         "Landlord Agreement" means an agreement substantially in the form of
Exhibit E or such other form as Lender may agree to accept.

         "Lender's Expenses" means all reasonable costs or expenses (including reasonable attorneys' fees and expenses) incurred in connection with the preparation, negotiation, documentation, administration and funding of the Loan Documents; and Lender's reasonable attorneys' fees, costs and expenses incurred in amending, modifying, enforcing or defending the Loan Documents (including reasonable fees and expenses of appeal or review), including the exercise of any rights or remedies afforded hereunder or under applicable law, whether or not suit is brought, whether before or after bankruptcy or insolvency, including without limitation all fees and costs incurred by Lender in connection with Lender's enforcement of its rights in a bankruptcy or insolvency proceeding filed by or against Borrower or its Property.

         "Lien" means any voluntary or involuntary security interest, pledge, bailment, lease, mortgage, hypothecation, conditional sales and title retention agreement, encumbrance or other lien with respect to any Property in favor of any Person.

         "Loan" means each advance of credit under this Agreement by Lender to Borrower under Facility A or Facility B.

         "Loan Agreement Supplement" means a supplement to this Agreement in substantially the form of Exhibit C.

         "Loan Amount" means, with respect to each Loan, as of any date, the original principal amount of such Loan less prepayments of such Loan paid pursuant to Section 6.10.

         "Loan Documents" means, collectively, this Agreement, each Loan Agreement Supplement, the Warrant, any Landlord Agreement and all other documents, instruments and agreements entered into in connection with this Agreement, all as amended or extended from time to time.

         "Loan Factor" means, with respect to each Loan, the amount set forth as a percentage in the Loan Terms Schedule with respect to such Loan, which fully amortizes the Loan over the Repayment Period applicable to such Loan in equal periodic installments at the Basic Rate.

         "Loan Margin" means, collectively, the Loan Margin Facility A and Loan Margin Facility B.

         "Loan Terms Schedule" means, with respect to each Loan, Annex B to the Loan Agreement Supplement prepared by Lender in connection with such Loan.

         "Loan Value" means with respect to each Loan, an amount equal to the sum of all remaining unpaid Scheduled Payments and the Final Payment discounted to the relevant date at a rate of five percent (5%) per annum, but shall not exceed the Loan Amount for such Loan; the "relevant date" shall be the Payment Date on which payment of such amount is to be made, or if such date is not a Payment Date, on the Payment Date immediately succeeding such date.

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         "Maturity Date" means, with respect to each Loan, the last day of the applicable Repayment Period for such Loan, or if earlier, the date of acceleration of such Loan following an Event of Default.

         "Minimum Funding Amount" means One Hundred Thousand Dollars ($100,000).

         "Obligations" means all debt, principal, interest, fees, charges, expenses and reasonable attorneys' fees and costs and other amounts, obligations, covenants, and duties owing by Borrower to Lender of any kind and description (pursuant to or evidenced by the Loan Documents (other than the Warrant) whether or not for the payment of money), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including the Loan Value due with respect to the Loans, and further including all Lender's Expenses.

         "Officer's Certificate" means a certificate executed by a Responsible Officer substantially in the form of Exhibit G or such other form as Lender may agree to accept.

         "Other Equipment" means, to the extent reasonably acceptable to Lender, tenant improvements and buildout costs, software, software licenses, tooling, equipment specially manufactured for Borrower, equipment located or to be located at Borrower's location outside of the United States and freight, installation and sales taxes relating to Eligible Equipment and other soft costs.

         "Permitted Indebtedness" means and includes:

                           (a) Indebtedness of Borrower to Lender;

                           (b) Indebtedness of Borrower secured by Liens upon
any equipment or other personal property acquired by Borrower after the date hereof to secure (i) the purchase price of such equipment or other personal property, or (ii) lease obligations or indebtedness incurred solely for the purpose of financing the acquisition of such equipment or other personal property and any extensions, refinancings, modifications, amendments, or restatements thereof so long as the principal amount thereof is not increased and the terms thereof are not modified to impose more burdensome terms on the Borrower; provided that (A) such equipment or personal property is not Financed Equipment, (B) such Liens are confined solely to the equipment or other personal property so acquired and the proceeds thereof and the amount secured does not exceed the acquisition price thereof, and (C) no such Lien shall be created, incurred, assumed or suffered to exist in favor of Borrower's officers, directors or shareholders holding five percent (5%) or more of Borrower's Equity Securities;

                           (c) Indebtedness arising from the endorsement of
instruments in the ordinary course of business;

                           (d) Indebtedness existing on the date hereof and set
forth on the Disclosure Schedule;

                           (e) Subordinated Indebtedness; and

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                           (f) Other Indebtedness in an aggregate amount not
exceeding Five Hundred Thousand Dollars ($500,000) at any time.

         "Permitted Investments" means and includes any of the following
Investments:

                           (a) Deposits and deposit accounts with commercial
banks organized under the laws of the United States or a state thereof to the extent each such institution has an aggregate capital and surplus of not less than One Hundred Million Dollars ($100,000,000).

                           (b) Money market funds.

                           (c) Investments in marketable obligations issued or
fully guaranteed by the United States or by agencies or instrumentalities of the United States government and maturing not more than eighteen (18) months from the date of issuance.

                           (d) Investments in open market commercial paper rated
at least "A1" or "P1" or higher by a national credit rating agency and maturing not more than eighteen (18) months from the creation thereof.

                           (e) Investments pursuant to or arising under currency
agreements or interest rate agreements entered into in the ordinary course of business.

                           (f) Investments consisting of notes receivable of, or
prepaid royalties or other credit extensions to, customers and suppliers who are not Affiliates in the ordinary course of business.

                           (g) Investments consisting of Borrower's accounts
receivable in the ordinary course of business.

                           (h) Investments, not requiring the use of cash or the
assumption of liabilities, in joint ventures, partnerships or similar business arrangements entered into in the ordinary course of business in substantially the same industry and growth stage as Borrower.

                           (i) Investments consisting of loans to employees,
officers or directors of Borrower relating to: (x) the purchase of equity securities of Borrower pursuant to Borrower's employee stock option plan, stock purchase plan or other similar arrangements approved by the Borrower's board of directors; (y) Borrower's compensation or relocation plans or agreements each as approved in good faith by the Borrower's board of directors; or (z) travel advances, employee relocation loans and other employee loans and advances in the ordinary course of business; provided, however, that the aggregate amount of cash used for such Investments relating to subsections (x), (y), and (z) above outstanding at any time shall not exceed Three Hundred Fifty Thousand Dollars ($350,000) without Lender's prior written consent.

                           (j) Investments made pursuant to an investment policy
adopted in good faith by the Borrower's board of directors but outside those categories of Investments described in (a) through (d) above; provided that the aggregate amount of such investments shall not exceed One Hundred Thousand Dollars ($100,000) without Lender's prior written consent.

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                           (k) Investments in Anadys Pharmaceuticals Europe
GmbH, a wholly owned subsidiary of Borrower ("Anadys GmbH").

                           (l) Investments, not requiring the use of Borrower's
cash, consisting of Borrower's receipt of equity securities of a business partner as consideration for strategic transactions with such business partner.

                           (m) Other Investments aggregating not in excess of
Five Hundred Thousand Dollars ($500,000) at any time.

         "Permitted Liens" means and includes: (a) the Lien created by this Agreement; (b) Liens for fees, taxes, levies, imposts, duties or other governmental charges of any kind which are not yet delinquent or which are being contested in good faith by appropriate proceedings which suspend the collection thereof (provided that such proceedings do not involve any substantial danger of the sale, forfeiture or loss of any item of Financed Equipment and that Borrower has adequately bonded such Lien or reserves sufficient to discharge such Lien have been provided on the books of Borrower); and (c) carrier's warehousemen's, mechanic's, landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty.

         "Person" means and includes any individual, any partnership, any corporation, any business trust, any joint stock company, any limited liability company, any unincorporated association or any other entity and any domestic or foreign national, state or local government, any political subdivision thereof, and any department, agency, authority or bureau of any of the foregoing.

         "Property" means any interest in any kind of property or asset, whether real, personal or mixed, whether tangible or intangible.

         "Repayment Period" means with respect to Loans made under Facility A the period beginning on the first Payment Date and continuing for the Repayment Period Facility A and with respect to Loans made under Facility B the period beginning on the first Payment Date and continuing for the Repayment Period Facility B.

         "Responsible Officer" has the meaning given such term in Section 6.3.

         "Stated Cost" means (i) with respect to each item of Eligible Equipment, the original cost to Borrower of the item of Eligible Equipment, and
(ii) with respect to each item of Other Equipment, the original cost to Borrower of the item of Other Equipment.

         "Subordinated Indebtedness" means Indebtedness subordinated to the Obligations on terms and conditions acceptable to Lender in its sole discretion.

         "Subsidiary" means any corporation or other entity of which a majority of the outstanding Equity Securities entitled to vote for the election of directors or other governing body (otherwise than as the result of a default) is owned by Borrower directly or indirectly through Subsidiaries.

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         "Term" means the period from and after the date hereof until the payment in full of all amounts and liabilities payable under this Agreement and the other Loan Documents [(EXCLUDING THE WARRANT)], including principal and interest on the Loans (including all Scheduled Payments and the Final Payment with respect to each Loan).

         "Warrant" means the separate warrant in favor of the Lender or its designee to purchase securities of Borrower substantially in the form of Exhibit B.

                  1.2 Other Interpretive Provisions. References in this Agreement to "Articles," "Sections," "Exhibits," "Schedules" and "Annexes" are to recitals, articles, sections, exhibits, schedules and annexes herein and hereto unless otherwise indicated. References in this Agreement and each of the other Loan Documents to any document, instrument or agreement shall include (a) all exhibits, schedules, annexes and other attachments thereto, (b) all documents, instruments or agreements issued or executed in replacement thereof, and (c) such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement or any other Loan Document shall refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. The words "include" and "including" and words of similar import when used in this Agreement or any other Loan Document shall not be construed to be limiting or exclusive. Unless otherwise indicated in this Agreement or any other Loan Document, all accounting terms used in this Agreement or any other Loan Document shall be construed, and all accounting and financial computations hereunder or thereunder shall be computed, in accordance with GAAP, and all terms describing Collateral shall be construed in accordance with the Code.

         2. Loans; Repayment.

                  2.1 Commitment.

                           (a) The Credit Amount Facility A. Subject to the
terms and conditions of this Agreement and relying upon the representations and warranties herein set forth as and when made or deemed to be made, Lender agrees to lend to Borrower from time to time on or prior to the Commitment Termination Date Facility A, Loans in a principal amount equal to one hundred percent (100%) of the Stated Cost of Eligible Equipment; provided that the aggregate original principal amount of such Loans shall not exceed the Credit Amount Facility A. Loans may not be prepaid except in accordance with Section 2.3.

                           (b) The Credit Amount Facility B. Subject to the
terms and conditions of this Agreement and relying upon the representations and warranties herein set forth as and when made or deemed to be made, Lender agrees to lend to Borrower from time to time after Commitment Termination Date Facility A and on or prior to the Commitment Termination Date Facility B, Loans in a principal amount equal to (i) one hundred percent (100%) of the Stated Cost of Eligible Equipment, and (ii) one hundred percent (100%) of the Stated Cost of Other Equipment; provided that the aggregate original principal amount of such Loans shall not exceed the Credit Amount Facility B; provided further the aggregate original principal amount of all

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Loans relating to the financing of Other Equipment shall not at any time exceed twenty percent (20%) of the aggregate original principal amount of all Loans made under Facility B; and provided further that not less than seventy percent (70%) of the Eligible Equipment financed with such Loans must constitute lab and measurement equipment. Loans may not be prepaid except in accordance with
Section 2.3.

                           (c) Promissory Note. Each Loan Terms Schedule shall
be considered a promissory note evidencing the amounts due hereunder for all purposes.

                           (d) Use of Proceeds. The proceeds of the Loans made
under Facility A shall be used solely for the purchase of Eligible Equipment or reimbursement to Borrower of the Stated Cost of Eligible Equipment. The proceeds of the Loans made under Facility B shall be used solely for the purchase of Eligible Equipment or Other Equipment or reimbursement to Borrower of the Stated Cost of Eligible Equipment or Other Equipment.

                           (e) Termination of Commitment to Lend.
Notwithstanding anything in the Loan Documents, Lender's obligation to lend the undisbursed portion of the Credit Amount to Borrower hereunder shall terminate on the earlier of (i) at Lender's sole election, the occurrence of any Default or Event of Default hereunder, and (ii) the Commitment Termination Date Facility A (in the case of Facility A) and the Commitment Termination Date Facility B (in the case of Facility B). Notwithstanding the foregoing, Lender's obligation to lend the undisbursed portion of the Credit Amount to Borrower shall terminate if, in Lender's sole judgment, there has been a material adverse change in the general affairs, management, results of operations, condition (financial or otherwise) or prospects of Borrower, whether or not arising from transactions in the ordinary course of business, or there has been any material adverse deviation by Borrower from the business plan of Borrower presented to Lender on or before the date of this Agreement.

                  2.2 Payments.

                           (a) Scheduled Payments. Borrower shall make payments
of principal and accrued interest in advance for each Loan (collectively, "Scheduled Payments") as set forth in the Loan Terms Schedule, commencing on the date set forth on the Loan Terms Schedule applicable to such Loan and continuing thereafter during the applicable Repayment Period on the first Business Day of each calendar month (each a "Payment Date"), in an amount equal to the Loan Factor multiplied by the Loan Amount for such Loan as of such Payment Date. In any event, all unpaid principal and accrued interest shall be due and payable in full on the last Payment Date with respect to such Loan.

                           (b) Interim Payment. Unless the Funding Date for a
Loan is a Payment Date, Borrower shall pay the Interim Payment payable with respect to such Loan on the Funding Date, as specified in the Loan Terms Schedule applicable to such Loan.

                           (c) Final Payment. Unless a Loan is prepaid in full
in accordance with the terms of this Agreement, on the Maturity Date with respect to such Loan, Borrower shall pay an amount equal to the Final Payment with respect to such Loan, if any (in addition to any unpaid

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Scheduled Payment, and without duplication, accrued and unpaid interest and all other amounts due on such date with respect to such Loan).

                           (d) Payment of Interest. Borrower shall pay interest
on each Loan at a per annum rate of interest equal to the All-in-Rate. All computations of interest on Loans (including interest at the Default Rate, if applicable) shall be based on a year of twelve 30-day months and the number of actual days elapsed in such period. Notwithstanding any other provision hereof, the amount of interest payable hereunder shall not in any event exceed the maximum amount permitted by the law applicable to interest charged on commercial loans.

                           (e) Application of Payments. All payments received by
Lender prior to an Event of Default shall be applied as follows: (1) first, to Lender's Expenses then due and owing; and (2) second to all Scheduled Payments and Final Payments then due and owing (provided, however, if such payments are not sufficient to pay the whole amount then due, such payments shall be applied first to unpaid interest at the All-in-Rate, then to the remaining amount then due). After an Event of Default, all payments and application of proceeds shall be made as set forth in Section 9.7.

                           (f) Late Payment Fee. Borrower shall pay to Lender a
late payment fee equal to six percent (6%) of any Scheduled Payment or Final Payment not paid when due.

                           (g) Default Rate. Borrower shall pay interest at a
per annum rate equal to the Default Rate on any amounts required to be paid by Borrower under this Agreement or the other Loan Documents (including Scheduled Payments, the Final Payment payable with respect to any Loan, accrued and unpaid interest, and any fees or other amounts) which remain unpaid after such amounts are due. If an Event of Default has occurred and the Obligations have been accelerated (whether automatically or by Lender's election), Borrower shall pay interest on the aggregate, outstanding accelerated balance hereunder from the date of the Event of Default until all Events of Default are cured or waived, at a per annum rate equal to the Default Rate.

                  2.3 Prepayments.

                           (a) Prepayment Upon an Event of Loss. If any Financed
Equipment is subject to an Event of Loss and Borrower is required to or elects to prepay the Loan with respect to such Financed Equipment, then such Loan shall be prepaid to the extent and in the manner provided in Section 6.10.

                           (b) Mandatory Prepayment Upon an Acceleration. If the
Loans are accelerated following the occurrence of an Event of Default (other than following an Event of Loss), then Borrower shall immediately pay to Lender
(i) all accrued and unpaid Scheduled Payments with respect to each Loan due prior to the date of prepayment, (ii) any accrued and unpaid interest, (iii) the Loan Value of each Loan, and (iv) all other sums, if any, that shall have become due and payable hereunder.

                           (c) Optional Prepayment. Upon ten (10) Business Days'
prior written notice to Lender, Borrower may, at its option, at any time after twelve (12) months from the making of the last Loan hereunder, prepay all, and not less than all, of the Loans in full by paying to Lender an amount equal to:
(i) all accrued and unpaid Scheduled Payments with

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respect to each Loan due prior to the date of prepayment; (ii) any accrued and unpaid interest; (iii) the Loan Value of each Loan; and (iv) all other sums, if any, that shall have become due and payable hereunder. Except as set forth in this Section 2.3, the Loans may not be prepaid.

                  2.4 Other Payment Terms.

                           (a) Place and Manner. Borrower shall make all
payments due to Lender in lawful money of the United States. All payments of principal, interest, fees and other amounts payable by Borrower hereunder shall be made, in immediately available funds not later than 10:00 a.m. California time, on the date on which such payment is made. Borrower shall, make payments to Lender via wire transfer or by check as follows:

         Wire Transfer Payment
         Credit:                            GATX Financial Corporation
         Bank Name:                         Bank of America
         Bank Address:                      Dallas, Texas 75202
         Account No.:                       3750878673
         ABA Routing No.:                   111-000012
         Reference:                         Anadys Pharmaceuticals, Inc. Invoice
                                            #_________

         Check Payment
         Bank of America
         P.O. Box 198592
         Atlanta, GA 30384-8592
         Credit:                            GATX Financial Corporation
         Reference:                         Anadys Pharmaceuticals, Inc. Invoice
                                            #_________

                           (b) Date. Whenever any payment due hereunder shall
fall due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest or fees, as the case may be.

                  2.5 Procedure for Making Loans.

                           (a) Notice. Whenever Borrower desires that Lender
make a Loan, Borrower shall be responsible for providing Lender with a list of equipment proposed to be financed with such Loan together with such additional information with respect to the Loan and the Eligible Equipment and, if a Loan made under Facility B, the Other Equipment as Lender shall reasonably request. Following the receipt by Lender of such information in form and substance reasonably satisfactory to it, Lender shall notify Borrower that the conditions set forth in Sections 3.2(b) and 3.2(c) have been met and Borrower may then notify Lender of the date on which Borrower desires Lender to make such Loan. Borrower's notice shall be made at least five (5) Business Days in advance of the desired Funding Date, unless Lender elects at its sole discretion to allow the Funding Date to be within five (5) Business Days of the notice.

Borrower's execution and delivery to Lender of the Loan Agreement Supplement with the attached Loan Terms Schedule shall be Borrower's agreement to the terms and calculations thereunder. Subject to the terms and conditions of this Agreement, as soon as practicable on the Funding Date specified in the Loan Terms Schedule, Lender shall transfer an amount equal to the Loan to the account specified in the Loan Agreement Supplement in immediately available funds. Lender's obligation to make the Loan shall be expressly subject to the satisfaction of the conditions set forth in Sections 3.1 and 3.2.

                           (b) Loan Factor and Loan Value Calculation. Prior to
each Funding Date, Lender shall establish the Basic Rate, the Loan Factor, Loan Value and, if applicable, the All-in-Rate with respect to such Loan, which shall be set forth in the Loan Agreement Supplement to be executed by Borrower with respect to each Loan and shall be conclusive in the absence of a manifest error.

                           (c) Disbursement. Lender shall disburse the proceeds
of each Loan by wire transfer to Borrower at the account specified in the Loan Agreement Supplement for the relevant Loan.

                  2.6 Minimum Funding Amount; Maximum Number of Fundings. Except with the prior consent of Lender, in Lender's sole discretion, (i) there shall not be more than one funding of a Loan in any one calendar month; and (ii) the aggregate amount of the requested Loans to be made on any particular Funding Date shall not be less than the Minimum Funding Amount.

                  2.7 Good Faith Deposit. Borrower has delivered to Lender a good faith deposit in the amount of Twenty Thousand Dollars ($20,000) (the "Good Faith Deposit"). The Good Faith Deposit will be utilized to pay Lender's Expenses associated with the due diligence process and preparation and negotiation of this Agreement and the Loan Documents. It is agreed that Lender shall be entitled to retain Five Thousand Dollars ($5,000) as payment for its legal expenses in connection with the negotiation and documentation of this Agreement and the Loan Documents. A portion of the Good Faith Deposit will be reserved to cover out of pocket costs during the term. Any remaining balance will be applied pro rata to the last Payment due on each Loan. Borrower shall pay to Lender upon invoice any amount by which Lender's Expenses exceed the Good Faith Deposit. If Borrower does not request any Loans under this Agreement, the Good Faith Deposit shall be retained by Lender.

         3. Conditions of Loans.

                  3.1 Conditions Precedent to Closing. At the time of the execution and delivery of this Agreement, Lender shall have received, in form and substance reasonably satisfactory to Lender, all of the following (unless Lender has agreed to waive such condition or document, in which case such condition or document shall be a condition precedent to the making of any and all Loans and shall be deemed added to Section 3.2):

                           (a) Loan Agreement. This Agreement duly executed by
Borrower and Lender.

                           (b) Warrant. The separate Warrant to be issued to
Lender or its designee, duly executed by Borrower.

                           (c) Secretary's Certificate. A certificate of the
secretary or assistant secretary of Borrower with copies of the following documents attached: (i) the certificate of incorporation and bylaws of Borrower certified by Borrower as being complete and in full force and effect on the date thereof, (ii) incumbency and representative signatures, and (iii) resolutions authorizing the execution and delivery of this Agreement and each of the other Loan Documents.

                           (d) Good Standing and Franchise Tax Certificates. A
good standing certificate from Borrower's state of incorporation and the state in which Borrower's principal place of business is located, together with certificates of any applicable Governmental Authority stating that Borrower is in compliance with the franchise tax laws of each such state, each dated as of a recent date.

                           (e) Certificate of Insurance. Evidence of the
insurance coverage required by Section 6.9 of this Agreement.

                           (f) Consents. All necessary consents of shareholders
and other third parties with respect to the execution, delivery and performance of this Agreement, the Warrant and the other Loan Documents.

                           (g) Legal Opinion. A legal opinion of Borrower's
counsel covering the matters set forth in Exhibit D hereto.

                           (h) Other Documents. Such other documents, and
completion of such other matters, as Lender may deem reasonably necessary or appropriate.

                  3.2 Conditions Precedent to All Loans. The obligation of Lender to make each Loan, including the initial Loan, is further subject to the following conditions:

                           (a) No Default. No Default or Event of Default shall
have occurred and be continuing.

                           (b) Documentation of Eligible Equipment. Borrower
shall have provided to Lender, with respect to the Eligible Equipment which is requested to be financed with the proceeds of the Loan to be made on such Funding Date, such invoices, purchase orders, bills of sale, serial numbers, agreements, canceled checks, and other documents as Lender shall reasonably request to evidence the ownership by Borrower of, and the payment in full by Borrower of the purchase price of such Eligible Equipment, each in form and substance reasonably satisfactory to Lender.

                           (c) Documentation of Other Equipment. Borrower shall
have provided to Lender, with respect to the Other Equipment which is requested to be financed with the proceeds of the Loan to be made on such Funding Date, such invoices, purchase orders, bills of sale, agreements, canceled checks, and other documents as Lender shall reasonably request to evidence the ownership by Borrower of, and the payment in full of the purchase price by Borrower of such Other Equipment, each in form and substance reasonably satisfactory to Lender.

                           (d) Landlord Agreements. Borrower shall have provided
Lender with the location of each item of Financed Equipment and a Landlord Agreement for each such location (unless Borrower is the fee owner thereof), which has been duly executed by each of the parties thereto.

                           (e) Loan Agreement Supplement. Borrower and Lender
shall have executed a Loan Agreement Supplement, including a Loan Terms Schedule and a list of Financed Equipment with respect to the proposed Loan.

                           (f) UCC Financing Statements. Lender shall have
received such documents, instruments and agreements, including UCC financing statements or amendments to UCC financing statements, as Lender shall reasonably request to evidence the perfection and priority of the security interests granted to Lender, pursuant to Section 4.

                           (g) Releases of Liens. Borrower shall have delivered
to Lender a release, or estoppel letter, as appropriate, from any Person having an existing Lien on any item of Eligible Equipment or Other Equipment which is requested to be financed.

                           (h) Other Documents. Such other documents, and
completion of such other matters, as Lender may deem necessary or appropriate.

                  3.3 Covenant to Deliver. Borrower agrees (not as a condition but as a covenant) to deliver to Lender each item required to be delivered to Lender as a condition to each Loan, if such Loan is advanced. Borrower expressly agrees that the extension of such Loan prior to the receipt by Lender of any such item shall not constitute a waiver by Lender of Borrower's obligation to deliver such item, and any such extension in the absence of a required item shall be in Lender's sole discretion.

         4. Creation of Security Interest.

                  4.1 Grant of Security Interest. Borrower grants to Lender a valid, first priority, continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt, full and complete payment of any and all Obligations and in order to secure prompt, full and complete performance by Borrower of each of its covenants and duties under each of the Loan Documents (other than the Warrant). The "Collateral" shall mean and include all right, title, interest, claims and demands of Borrower in and to all of the following:

                           All right, title, interest, claims and demands of
Borrower in and to each and every item of goods (and embedded computer programs and supporting information included within the definition of "goods" under the
Code), equipment, fixtures or personal property, whether now owned or hereafter acquired, which is financed with or is designated as "Collateral" for the Obligations on and after the date of this Agreement by designating such goods, equipment, fixtures and personal property on an annex or exhibit to a Loan Agreement Supplement executed by Borrower, together with all substitutions, renewals or replacements of and additions, improvements, accessions, replacement parts and accumulations to any and all of such goods, equipment, fixtures or personal property (collectively, the "Equipment"), together with all proceeds thereof, including, without limitation, insurance, condemnation, requisition or similar payments, and all proceeds from sales, renewals, releases or other dispositions thereof.

                  4.2 After-Acquired Property. All Financed Equipment which is financed through Loans and any and all other Property generally described or referred to as Collateral or Financed Equipment which is hereafter acquired by Borrower shall ipso facto, and without any further conveyance, assignment or act on the part of Borrower or Lender, become and be subject to the security interest herein granted as fully and completely as though specifically described herein. The list of Financed Equipment shall be amended and supplemented on each Funding Date by a Loan Agreement Supplement to incorporate all Financed Equipment financed with the Loan advanced on such Funding Date; provided, however, the failure to so amend and supplement the list of Financed Equipment shall not affect the grant by Borrower to Lender of the security interest in such Financed Equipment pursuant to this Section 4. This Agreement and the other documents in connection herewith may be otherwise supplemented and amended from time to time, as required by Lender, to reflect additional Collateral to be subject to the security interest granted pursuant to this Section 4.

                  4.3 Duration of Security Interest. Lender's security interest in the Collateral shall continue until the payment in full and the satisfaction of all Obligations and termination of the Commitments, whereupon such security interest shall terminate; provided, however, if any item of Financed Equipment is subject to an Event of Loss, then following the prepayment of the Loan with respect to such item pursuant to Section 2.3, Lender shall release its security interest in such item of Financed Equipment. Lender shall, at Borrower's sole cost and expense, execute such further documents and take such further actions as may be reasonably necessary to effect the release contemplated by this
Section 4.3, including duly executing and delivering termination statements for filing in all relevant jurisdictions under the Code.

                  4.4 Location and Possession of Collateral. The Collateral is and shall remain in the possession of Borrower at its location listed on the cover page hereof or at Borrower's secondary location listed on the Disclosure Schedule, or if Lender subsequently agrees to any additional location, as set forth in a Loan Agreement Supplement. Borrower shall remain in full possession, enjoyment and control of the Collateral (except only as may be otherwise required by Lender for perfection of its security interest therein) and so long as no Event of Default has occurred and is continuing, shall be entitled to manage, operate and use the same and each part thereof with the rights and franchises appertaining thereto; provided, however, the possession, enjoyment, control and use of the Collateral shall at all time be subject to the observance and performance of the terms of this Agreement.

                  4.5 Markings on the Collateral. At Lender's request at any time during the Term of the Loan (including any extension thereof), Borrower shall place in a conspicuous location on each item of Financed Equipment a plaque or other marking to be supplied by Lender which reads substantially as follows:

         GATX VENTURES, INC., Lienholder.

         Such plaque or other marking shall not be removed (or if removed or damaged such plaque or other marking shall be replaced) until the security interest in favor of Lender in such item of Collateral is terminated pursuant to this Agreement.

                  4.6 Delivery of Additional Documentation Required. Borrower shall from time to time execute and deliver to Lender, at the request of Lender, all financing statements and other documents Lender may reasonably request, in form satisfactory to Lender, to perfect and continue Lender's perfected security interests in the Collateral and in order to consummate fully all of the transactions contemplated under the Loan Documents.

                  4.7 Right to Inspect. Lender (through any of its officers, employees, or agents) shall have the right, upon reasonable prior notice, from time to time during Borrower's usual business hours but not more than twice per year(unless an Event of Default has occurred and is continuing), to inspect Borrower's books and records and to make copies thereof and to inspect, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, condition of, or any other matter relating to, the Collateral.

                  4.8 Intellectual Property. Borrower shall (i) protect, defend and maintain the validity and enforceability of its material intellectual property in accordance with reasonable business practices and promptly advise Lender in writing of its actual knowledge of material infringements, and (ii) not allow any intellectual property material to Borrower's business to be abandoned, forfeited or dedicated to the public without Lender's written consent.

         5. Representations and Warranties. Except as set forth in the Disclosure Schedule, Borrower represents and warrants as follows:

                  5.1 Organization and Qualification. Borrower is a corporation duly organized and validly existing and in good standing under the laws of its state of incorporation and qualified and licensed to do business in, and is in good standing in, any state in which the conduct of its business or its ownership of Property requires that it be so qualified or in which the Collateral is located, except for such states as to which any failure to so qualify would not reasonably be expected to have a material adverse effect on Borrower. Borrower has no Subsidiaries except for Anadys GmbH.

                  5.2 Authority. Borrower has all necessary power and authority to execute, deliver, and perform in accordance with the terms thereof, the Loan Documents to which it is a party. Borrower has all requisite power and authority to own and operate its Property and to carry on its businesses as now conducted.

                  5.3 Conflict with Other Instruments, etc. Neither the execution and delivery of any Loan Document to which Borrower is a party nor the consummation of the transactions therein contemplated nor compliance with the terms, conditions and provisions thereof will conflict with or result in a material breach of any of the terms, conditions or provisions of the certificate of incorporation, the by-laws or any other organizational documents of Borrower or any law or any regulation, order, writ, injunction or decree of any court or governmental instrumentality applicable to or binding upon Borrower or any material agreement or instrument to which Borrower is a party or by which it or any of its Property is bound or to which it or any of its Property is subject, or constitute a default thereunder or result in the creation or imposition of any Lien, other than Permitted Liens.

                  5.4 Authorization; Enforceability. The execution and delivery of this Agreement, the granting of the security interest in the Collateral, the incurring of the Loans, the execution and delivery of the other Loan Documents to which Borrower is a party and the consummation of the transactions herein and therein contemplated have each been duly authorized by all necessary action on the part of Borrower. The Loan Documents have been duly executed and delivered and constitute legal, valid and binding obligations of Borrower, enforceable in accordance with their respective terms, except as the enforceability thereof may be limited (i) by bankruptcy, insolvency, reorganization, moratorium, or other laws of general application relating to or affecting the enforcement of creditors' rights (ii) by general principles of equity that restrict the availability of equitable remedies, or (iii) to the extent that the enforceability of the indemnification provisions in this Agreement may be limited by applicable laws.

                  5.5 No Prior Encumbrances. Borrower has good and valid title to the Collateral, free and clear of Liens except for Permitted Liens. Borrower has good title and ownership of, or is licensed under, all of Borrower's current intellectual property. Borrower has not received any communications alleging that Borrower has violated, or by conducting its business as proposed, would violate any proprietary rights of any other Person. Borrower has no knowledge of any infringement or violation by it of the intellectual property rights of any third party and has no knowledge of any violation or infringement by a third party of any of its intellectual property.

                  5.6 Name; Location of Chief Executive Office, Principal Place of Business and Collateral. Borrower has not done business under any name other than that specified on the signature page hereof. Borrower's jurisdiction of incorporation, chief executive office, principal place of business, and the place where Borrower maintains its records concerning the Collateral are presently located in the state and at the address set forth on the cover page of this Agreement. The Collateral is presently located at the address set forth on the cover page hereof, or at Borrower's other locations listed on the Disclosure Schedule, or if Lender subsequently agrees to any other locations, as set forth in a Loan Agreement Supplement which is executed by Lender.

                  5.7 Litigation. There are no actions or proceedings pending by or against Borrower before any court or administrative agency in which an adverse decision could reasonably be expected to have a material adverse effect on Borrower or the aggregate value of the Collateral. Borrower does not have knowledge of any such pending or currently threatened actions or proceedings.

                  5.8 Financial Statements. All financial statements relating to Borrower or any Affiliate that have been or may hereafter be delivered by Borrower to Lender present fairly in all material respects Borrower's financial condition as of the date thereof and Borrower's results of operations for the period then ended.

                  5.9 No Material Adverse Effect. No event has occurred and no condition exists which could reasonably be expected to have a material adverse effect on the financial condition, business or operations of Borrower since December 31, 2001.

                  5.10 Full Disclosure. No representation, warranty or other statement made by Borrower in any Loan Document (including the Disclosure Schedule), certificate or written statement furnished to Lender contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading. There is no fact known to Borrower which materially adversely affects, or which could in the future be reasonably expected to materially adversely affect, its ability to perform its obligations under this Agreement. Lender recognizes that projections and forecasts provided by or on behalf of Borrower are Borrower's good faith projections and forecasts based on methods and data that Borrower believes are reasonable and accurate, but are not facts and that actual results may differ from such projections and forecasts.

                  5.11 Solvency, Etc. Borrower is Solvent (as defined below) and, immediately after the execution and delivery of the Loan Documents and the consummation of the transactions contemplated thereby, Borrower will be Solvent. "Solvent" means, with respect to any Person on any date, that on such date (a) the fair value of the property of such Person is greater than the fair value of the liabilities (including, without limitation, contingent liabilities) of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital.

                  5.12 Catastrophic Events; Labor Disputes. None of Borrower or its properties is or has been affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or other casualty that could reasonably be expected to have a material adverse effect on the financial condition, business or operations of Borrower. There are no disputes presently subject to grievance procedure, arbitration or litigation under any of the collective bargaining agreements, employment contracts or employee welfare or incentive plans to which Borrower is a party, and there are no strikes, lockouts, work stoppages or slowdowns, or, to the knowledge of Borrower, jurisdictional disputes or organizing activity occurring or threatened which could reasonably be expected to have a material adverse effect on the financial condition, business or operations of Borrower.

                  5.13 Certain Agreements of Officers, Employees and
Consultants.

                           (a) No Violation. To the knowledge of Borrower, no
officer, employee or consultant of Borrower is, or is now expected to be, in violation of any term of any employment contract, proprietary information agreement, nondisclosure agreement, noncompetition agreement or any other material contract or agreement or any restrictive covenant relating to the right of any such officer, employee or consultant to be employed by Borrower because of the nature of the business conducted or to be conducted by Borrower or relating to the use of trade secrets or proprietary information of others, and to Borrower's knowledge, the continued employment of Borrower's officers, employees and consultants does not subject Borrower to any material liability for any claim or claims arising out of or in connection with any such contract, agreement, or covenant.

                           (b) No Present Intention to Terminate. To the
knowledge of Borrower, no officer of Borrower, and no employee or consultant of Borrower whose termination, either individually or in the aggregate, could reasonably be expected to have a material adverse effect on the financial condition, business or operations of Borrower, has any present intention of terminating his or her employment or consulting relationship with Borrower.

         6. Affirmative Covenants. Borrower covenants and agrees that, until the full and complete payment of the Obligations, Borrower shall do all of the following:

                  6.1 Good Standing. Borrower shall maintain its corporate existence and its good standing in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which the failure to so qualify could reasonably be expected to have a material adverse effect on the financial condition, operations or business of Borrower. Borrower shall maintain in force all licenses, approvals and agreements, the loss of which could reasonably be expected to have a material adverse effect on its financial condition, operations or business.

                  6.2 Government Compliance. Borrower shall comply with all statutes, laws, ordinances and government rules and regulations to which it is subject, noncompliance with which could reasonably be expected to materially adversely affect the financial condition, operations or business of Borrower.

                  6.3 Financial Statements, Reports, Certificates. Borrower shall deliver to Lender: (a) as soon as available, but in any event within thirty (30) days after the end of each month, a company prepared balance sheet, income statement and cash flow statement covering Borrower's operations during such period, certified by Borrower's president, treasurer or chief financial officer (each, a "Responsible Officer"); (b) as soon as available, but in any event within one hundred twenty (120) days after the end of Borrower's fiscal year, audited financial statements of Borrower prepared in accordance with GAAP, together with an unqualified opinion on such financial statements of a nationally recognized or other independent public accounting firm reasonably acceptable to Lender; (c) as soon as available, but in any event within ninety
(90) days after the end of Borrower's fiscal year or the date of Borrower's board of directors' adoption, Borrower's operating budget and plan for the next fiscal year; and (d) such other financial information as Lender may reasonably request from time to time. From and after such time as Borrower becomes a publicly reporting company, promptly as they are available and in any event: (x) at the time of filing of Borrower's Form 10-K with the Securities and Exchange Commission after the end of each fiscal year of Borrower, the financial statements of Borrower filed with such Form 10-K; and (y) at the time of filing of Borrower's Form 10-Q with the Securities and Exchange Commission after the end of each of the first three fiscal quarters of Borrower, the financial statements of Borrower filed with such Form 10-Q. In addition, Borrower shall deliver to Lender (i) promptly upon becoming available, copies of all statements, reports and notices sent or made available generally by Borrower to its security holders; (ii) promptly upon receipt of notice thereof, a report of any material legal actions pending or threatened against Borrower or the commencement of any action, proceeding or governmental investigation involving Borrower that is reasonably expected to result in damages or costs to Borrower of Two Hundred Thousand Dollars ($200,000) or more; and (iii) such other financial information as Lender may reasonably request from time to time.

                  6.4 Certificates of Compliance. Each time financial statements are furnished pursuant to Section 6.3 above, Borrower shall deliver to Lender an Officer's Certificate signed by a Responsible Officer in the form of, and certifying to the matters set forth in, Exhibit G hereto.

                  6.5 Notice of Event of Loss. As soon as possible, and in any event within ten (10) days after Borrower has knowledge thereof, Borrower shall notify Lender in writing in reasonable detail of any Event of Loss.

                  6.6 Notice of Defaults. As soon as possible, and in any event within five (5) days after the discovery of a Default or an Event of Default, Borrower shall provide Lender with an Officer's Certificate setting forth the facts relating to or giving rise to such Default or Event of Default and the action which Borrower proposes to take with respect thereto.

                  6.7 Taxes. Borrower shall make due and timely payment or deposit of all federal, state, and local taxes, assessments, or contributions required of it by law or imposed upon any Property belonging to it, including the Financed Equipment, and will execute and deliver to Lender, on demand, appropriate certificates attesting to the payment or deposit thereof; and Borrower will make timely payment or deposit of all tax payments and withholding taxes required of it by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Lender with proof satisfactory to Lender indicating that Borrower has made such payments or deposits; provided in each case that Borrower need not make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings which suspend the collection thereof (provided that such proceedings do not involve any substantial danger of the sale, forfeiture or loss of any item of Financed Equipment, any material item of Collateral or Collateral which in the aggregate is material to Borrower and that Borrower has adequately bonded such amounts or reserves sufficient to discharge such amounts have been provided on the books of Borrower).

                  6.8 Use; Maintenance.

                           (a) Use. Borrower, at its expense, shall make all
necessary site preparations and cause the Collateral to be operated in accordance with any applicable manufacturer's manuals or instructions. So long as no Default or Event of Default has occurred and is continuing, Borrower shall have the right to quietly possess and use the Collateral as provided herein without interference by Lender.

                           (b) Maintenance. Borrower, at its expense, shall
maintain the Collateral in good condition, reasonable wear and tear excepted, and will comply in all material respects with all laws, rules and regulations to which the use and operation of the Collateral may be or become subject. Such obligation shall extend to repair and replacement of any partial loss or damage to the Collateral which does not constitute an Event of Loss, regardless of the cause. If maintenance is mandated by manufacturer, Borrower shall obtain and keep in effect, at all times during the Term maintenance service contracts with suppliers approved by the manufacturer, such approval not to be unreasonably withheld. All parts furnished in connection with such maintenance or repair shall immediately become part of the Collateral. All such maintenance, repair and replacement services shall be promptly paid for and discharged by Borrower with the result that no Lien will attach to the Collateral (unless the amount or validity of the charges relating to such services is being disputed in good faith and such dispute does not involve any substantial danger of the sale, forfeiture or loss of any item of Collateral and Borrower has adequately bonded any such Lien).

                  6.9 Insurance. Borrower shall, obtain and maintain for the Term, at its own expense:

                           (a) All Risk. "All risk" insurance against loss or
damage to the Collateral. The coverage limit shall not be less than the replacement cost of the Equipment or the Loan Value applicable to each Loan. The deductible shall not exceed Twenty Five Thousand Dollars ($25,000). The policy shall name Lender, as loss payee with respect to the Collateral, shall not be invalidated by any action of or breach of warranty by Borrower of any provision thereof and waive subrogation against Lender.

                           (b) General Liability Insurance. Commercial general
liability insurance (including contractual liability, products liability and completed operations coverages) reasonably satisfactory to Lender. The limit of liability shall be at least Five Million Dollars ($5,000,000) per occurrence which can be evidenced by a general liability coverage of One Million Dollars ($1,000,000) per occurrence plus an umbrella liability coverage of Four Million Dollars ($4,000,000) per occurrence. The policy shall be without deductible, except for products liability coverage which may have a deductible up to Twenty Five Thousand Dollars ($25,000). The policy(ies) shall name Lender as additional insured in the full amount of Borrower's liability coverage limits (or the coverage limits of any successor to Borrower or such successor's parent which is providing coverage), be primary and without contribution as respects any insurance carried by Lender and contain cross liability and severability of interest clauses.

                           (c) Other Insurance. Such other insurance against
risks of loss and with terms as shall be reasonably required by Lender.

         All policies of insurance shall be placed with financially sound, commercial insurers reasonably satisfactory to Lender. All policies of insurance shall provide that Lender shall be given thirty (30) days notice of cancellation of coverage. This notice provision shall be without qualification. On or prior to the first Funding Date and prior to each policy renewal, Borrower shall furnish to Lender, certificates of insurance or other evidence satisfactory to Lender that insurance complying with all of the above requirements is in effect.

                  6.10 Loss; Damage; Destruction and Seizure.

                           (a) Risk of Loss. Borrower shall bear the risk of the
Financed Equipment being lost, stolen, destroyed, damaged beyond repair, rendered permanently unfit for use, or seized by a Governmental Authority for any reason whatsoever at any time until the expiration or termination of the Term.

                           (b) Event of Loss. If during the Term any item of
Financed Equipment is lost, stolen, destroyed, damaged beyond repair, rendered permanently unfit for use, or seized by a Governmental Authority for any reason whatsoever for a period equal to at least the remainder of the Term (an "Event of Loss"), then in each case Lender shall receive from the proceeds of insurance maintained pursuant to Section 6.9, from any award paid by the seizing Governmental Authority or, to the extent not received from the proceeds of insurance or award or both, from Borrower, on or before the Payment Date next succeeding such Event of Loss, an amount equal to the sum of:
(i) all accrued and unpaid Scheduled Payments with respect to such Loan due prior to the next such Payment Date, (ii) an amount equal to the Loan Value with respect to such Loan multiplied by the aggregate Stated Cost of each affected item of Financed Equipment divided by the Loan Amount, and (iii) all other sums, if any, that shall have become due and payable hereunder with respect to such Loan, including interest at the Default Rate with respect to any past due amounts. On the date of receipt by Lender the amount specified above with respect to each such item of Financed Equipment subject to an Event of Loss, this Agreement shall terminate as to such Financed Equipment. Except as provided in Section 6.10(c), any proceeds of insurance maintained by Borrower pursuant to
Section 6.9 and received by Borrower shall be paid to Lender promptly upon their receipt by Borrower. If any proceeds of insurance or awards received from any Governmental Authority are in excess of the amount owed under this Section 6.10, Lender shall promptly remit to Borrower the amount in excess of the amount owed to Lender.

                           (c) Repair or Replacement. So long as no Event of
Default has occurred and is continuing, any proceeds of insurance maintained pursuant to Section 6.9 received by Lender or Borrower with respect to an item of Financed Equipment, the repair of which is practicable, shall, at the election of Borrower, be applied either to the repair or replacement of such Financed Equipment or, upon Lender's receipt of evidence of the repair or replacement of the Financed Equipment reasonably satisfactory to Lender, to the reimbursement of Borrower for the cost of such repair or replacement. All replacement parts and equipment acquired by Borrower in replacement of Financed Equipment pursuant to this Section 6.10(c) shall immediately become part of the Financed Equipment upon acquisition by Borrower. Borrower shall take such actions and provide such documentation as may be reasonably requested by Lender to protect and preserve its first priority security interest and otherwise to avoid any impairment of Lender's rights under the Loan Documents in connection with such repair or replacement.

                  6.11 Security Interest. Assuming the proper filing of one or more financing statement(s) identifying the Collateral with the proper state and/or local authorities, the security interests in the Collateral granted to Lender pursuant to this Agreement (i) constitute and will continue to constitute first priority security interests (except to the extent any Permitted Liens may have a superior priority to Lender's Lien under this Agreement) and (ii) are and will continue to be superior and prior to the rights of all other creditors of Borrower (except to the extent of such Permitted Liens).

                  6.12 Further Assurances. At any time and from time to time Borrower shall execute and deliver such further instruments and take such further action as may reasonably be requested by Lender to effect the purposes of this Agreement, including without limitation, the continued perfection and priority of Lender's security interest in the Collateral.

                  6.13 Equity Investment. Subject to the exercise of preemptive rights under Section 7 of the Amended and Restated Stockholder's Agreement dated June 20, 2002 among the Borrower and certain of its stockholders (as may be amended from time to time), Borrower shall permit Lender, at Lender's option, to purchase in Borrower's next round of equity financing up to Two Hundred Fifty Thousand Dollars ($250,000) of the securities sold in such financing at the same price and on the same terms as paid and received by the lead investor of the equity financing. Borrower agrees that it shall notify Lender promptly upon the execution by Borrower of a term sheet or letter of intent setting forth the terms and conditions of such financing and in any event within five (5) days of such execution. This right of purchase may be assigned by Lender to its Affiliates. Notwithstanding anything contained herein to the contrary, this
Section 6.13 shall terminate upon, an initial public offering of Borrower and any acquisition of Borrower pursuant to a merger, acquisition of stock or sale of substantially all of Borrower's assets.

         7. Negative Covenants. Borrower covenants and agrees that until the full and complete payment of the Obligations, Borrower will not do any of the following without Lender's prior written consent:

                  7.1 Chief Executive Office. Change its name, chief executive office, jurisdiction of incorporation, principal place of business or any of the items set forth in Section 1 of the Disclosure Schedule without thirty (30) days prior written notice to Lender.

                  7.2 Collateral Control. Subject to its rights under Sections
4.4 and 7.4, (i) terminate, waive or release any material right with respect to any Collateral, (ii) remove any items of Collateral from Borrower's facility located at the address set forth on the cover page hereof, the address set forth in the Disclosure Schedule, or such other address agreed to in writing by Lender, or (iii) affix or attach or permit to be affixed or attached to any item of Collateral any other item of property owned by Borrower or any other lender, lessor or financing party which is not readily identifiable or separable without any damage to such item of Collateral, without Lender's prior written consent.

                  7.3 Liens. Create, incur, assume or suffer to exist any Lien of any kind upon any Collateral, whether now owned or hereafter acquired, except Permitted Liens.

                  7.4 Other Dispositions of Collateral. Convey, sell, lease or otherwise dispose of (collectively, a "Transfer") all or any part of the Collateral to any Person except for Transfers of Financed Equipment in which Lender shall have released its security interest pursuant to Section 4.3.

                  7.5 Distributions. (i) Pay any dividends or make any distributions on its Equity Securities; (ii) purchase, redeem, retire, defease or otherwise acquire for value any of its Equity Securities (other than repurchases pursuant to the terms of employee stock option or purchase plans, employee restricted stock agreements or similar arrangements (whether under this subsection or under subsections (iii), (iv) and (v) below) in an aggregate amount not to exceed Two Hundred Thousand Dollars ($200,000)); (iii) return any capital to any holder of its Equity Securities as such; (iv) make any distribution of assets, Equity Securities, obligations or securities to any holder of its Equity Securities as such; or (v) set apart any sum for any such purpose; provided, however, Borrower may pay dividends payable solely in common stock and may exchange its capital stock for another class of its capital stock.

                  7.6 Mergers or Acquisitions. Merge or consolidate with or into any other Person or acquire all or substantially all of the capital stock or assets of another Person, provided that, if Lender does not provide its prior written consent to any such transaction, Borrower may prepay the Loans in accordance with Section 2.3(c) without regard to the twelve month limitation contained therein.

                  7.7 Change in Ownership. Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower or reasonably related thereto or have a material change in its ownership of greater than twenty five percent (25%) from the ownership as of the date of this Agreement (other than by the sale by Borrower of Borrower's Equity Securities in a public offering or to venture capital investors so long as Borrower identifies to Lender the venture capital investors prior to the closing of the investment), provided that, if Lender does not provide its prior written consent to any such transaction, Borrower may prepay the Loans in accordance with Section 2.3(c) without regard to the twelve month limitation contained therein.

                  7.8 Transactions With Affiliates. Enter into any contractual obligation with any Affiliate or engage in any other transaction with any Affiliate except upon terms at least as favorable to Borrower as an arms-length transaction with Persons who are not Affiliates of Borrower.

                  7.9 Indebtedness Payments. (i) Prepay, redeem, purchase, defease or otherwise satisfy in any manner prior to the scheduled repayment thereof any Indebtedness for borrowed money (other than amounts due or permitted to be prepaid under this Agreement) or lease obligations, (ii) amend, modify or otherwise change the terms of any Indebtedness for borrowed money or lease obligations so as to accelerate the scheduled repayment thereof or (iii) repay any notes to officers, directors or shareholders other than repayment of such notes by conversion into Equity Securities of Borrower.

                  7.10 Indebtedness. Create, incur, assume or permit to exist any Indebtedness except Permitted Indebtedness.

                  7.11 Investments. Make any Investment except for Permitted Investments.

                  7.12 Compliance. Become an "investment company" or a company controlled by an "investment company" under the Investment Company Act of 1940 or undertake as one of its important activities extending credit to purchase or carry margin stock, or use the proceeds of any Loan for that purpose; fail to meet the minimum funding requirements of the Employment Retirement Income Security Act of 1974, and its regulations, as amended from time to time ("ERISA"), permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a material adverse effect on Borrower's business or operations or could reasonably be expected to cause a material adverse change, or permit any of its Subsidiaries to do so.

         8. Events of Default. Any one or more of the following events shall constitute an "Event of Default" by Borrower under this Agreement:

                  8.1 Failure to Pay. If Borrower fails to pay when due and payable or when declared due and payable in accordance with the Loan Documents:
(i) any Scheduled Payment within five (5) days of the relevant Payment Date or any Final Payment within five (5) days of the relevant Maturity Date, or (ii) any other portion of the Obligations within five (5) days after receipt of written notice from Lender that such payment is due.

                  8.2 Certain Covenant Defaults. If Borrower fails to perform any obligation under Sections 6.9 or 6.10 or violates any of the covenants contained in Section 7 of this Agreement.

                  8.3 Other Covenant Defaults. If Borrower fails or neglects to perform, keep, or observe any other material term, provision, condition, covenant, or agreement contained in this Agreement (other than as set forth in Sections 8.1, 8.2 or 8.4 through 8.13) or in any of the other Loan Documents and Borrower has failed to cure such default within fifteen (15) days of Borrower's receiving notice of, or having actual knowledge of, the occurrence of such default. During this 15-day period, the failure to cure the default is not an Event of Default (but no Loans will be made during the cure period).

                  8.4 Material Adverse Change. If there occurs a material adverse change in Borrower's business, or if there is a material impairment of the prospect of repayment of any portion of the Obligations owing to Lender or a material impairment of the value or priority of Lender's security interest in the Collateral.

                  8.5 Seizure of Assets, Etc. If any material portion of Borrower's assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or Person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within ten (10) days, or if Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of Borrower's assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of Borrower's assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within ten (10) days after Borrower receives notice thereof; provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by Borrower.

                  8.6 Service of Process. The service of process upon Lender seeking to attach by a trustee or other process any funds of the Borrower on deposit or otherwise held by Lender, or the delivery upon Lender of a notice of foreclosure by any Person seeking to attach or foreclose on any funds of the Borrower on deposit or otherwise held by Lender, or the delivery of a notice of foreclosure or exclusive control to any entity holding or maintaining Borrower's deposit accounts or accounts holding securities by any Person (other than Lender) seeking to foreclose or attach any such accounts or securities.

                  8.7 Default on Indebtedness. One or more defaults shall exist under any agreement with any third party or parties which consists of the failure to pay any Indebtedness at maturity or which results in a right by such third party or parties, whether or not exercised, to accelerate the maturity of Indebtedness in an aggregate amount in excess of One Hundred Thousand Dollars ($100,000) or a default shall exist beyond any applicable cure period under any other financing agreement with Lender or any of Lender's Affiliates.

                  8.8 Judgments. If a judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least Fifty Thousand Dollars ($50,000) shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period of twenty (20) days or more.

                  8.9 Misrepresentations. Any warranty, representation, statement, certification, or report made to Lender by Borrower or any officer, employee, agent, or director of Borrower shall prove to have been false or misleading in any material respect when made or furnished.

                  8.10 Breach of Warrant. If Borrower shall breach any term of the Warrant.

                  8.11 Unenforceable Loan Document. If any Loan Document shall in any material respect cease to be, or Borrower shall assert that any Loan Document is not, a legal, valid and binding obligation of Borrower enforceable in accordance with its terms.

                  8.12 Involuntary Insolvency Proceeding. If a proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of Borrower in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee (or similar official) of Borrower or for any substantial part of its Property, or for the winding-up or liquidation of its affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of thirty (30) consecutive days or such court shall enter a decree or order granting the relief sought in such proceeding.

                  8.13 Voluntary Insolvency Proceeding. If Borrower shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian (or other similar official) of Borrower or for any substantial part of its Property, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action in furtherance of any of the foregoing.

         9. Lender's Rights and Remedies.

                  9.1 Rights and Remedies. Upon the occurrence of any Default or Event of Default, Lender shall not have any further obligation to advance money or extend credit to or for the benefit of Borrower. In addition, upon the occurrence and during the continuance of an Event of Default, Lender shall have the rights, options, duties and remedies of a secured party as permitted by law and, in addition to and without limitation of the foregoing, Lender may, at its election, without notice of election and without demand, do any one or more of the following, all of which are authorized by Borrower:

                           (a) Acceleration of Obligations. Declare all
Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, including (i) all accrued and unpaid Scheduled Payments with respect to each Loan, (ii) any other accrued and unpaid interest, (iii) the Loan Value with respect to each Loan, and (iv) all other sums, if any, that shall have become due and payable hereunder, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section
8.12 or 8.13 all Obligations shall become immediately due and payable without any action by Lender);

                           (b) Protection of Collateral. Make such payments and
do such acts as Lender considers necessary or reasonable to protect Lender's security interest in the Collateral. Borrower agrees to assemble the Collateral if Lender so requires, and to make the Collateral available to Lender as Lender may reasonably designate within the continental United States. Borrower authorizes Lender and its designees and agents to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any Lien which in Lender's determination appears or is claimed to be prior or superior to their security interest and to pay all expenses incurred in connection therewith. With respect to any of Borrower's owned premises, Borrower hereby grants Lender a license to enter into possession of such premises and to occupy the same, without charge, for up to one hundred twenty (120) days in order to exercise any of Lender's rights or remedies provided herein, at law, in equity, or otherwise;

                           (c) Preparation of Collateral for Sale. Ship,
reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Lender and its agents and any purchasers at or after foreclosure are hereby granted a non-exclusive, irrevocable, perpetual, fully paid, royalty-free license or other right, solely pursuant to the provisions of this Section 9.1, to use, without charge, Borrower's intellectual property, including without limitation, labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any Property of a similar nature, now or at any time hereafter owned or acquired by Borrower or in which Borrower now or at any time hereafter has any rights, provided, however, such license shall only be exercisable in connection with the disposition of Collateral upon Lender's exercise of its remedies hereunder;

                           (d) Sale of Collateral. Sell the Collateral at either
a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Lender determines are commercially reasonable; and

                           (e) Purchase of Collateral. Credit bid and purchase
all or any portion of the Collateral at any public sale.

Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower.

                  9.2 Set Off Right. Upon an Event of Default and during the continuance thereof, Lender may set off and apply to the Obligations any and all indebtedness at any time owing to or for the credit or the account of Borrower.

                  9.3 Effect of Sale. Upon the occurrence of an Event of Default and during the continuance thereof, to the extent permitted by law, Borrower covenants that it will not at any time insist upon or plead, or in any manner whatsoever claim or take any benefit or advantage of, any stay or extension law now or at any time hereafter in force, nor claim, take nor insist upon any benefit or advantage of or from any law now or hereafter in force providing for the valuation or appraisement of the Collateral or any part thereof prior to any sale or sales thereof to be made pursuant to any provision herein contained, or to the decree, judgment or order of any court of competent jurisdiction; nor, after such sale or sales, claim or exercise any right under any statute now or hereafter made or enacted by any state or otherwise to redeem the property so sold or any part thereof, and, to the full extent legally permitted, except as to rights expressly provided herein, hereby expressly waives for itself and on behalf of each and every Person, except decree or judgment creditors of Borrower, acquiring any interest in or title to the Collateral or any part thereof subsequent to the date of this Agreement, all benefit and advantage of any such law or laws, and covenants that it will not invoke or utilize any such law or laws or otherwise hinder, delay or impede the execution of any power herein granted and delegated to Lender, but will suffer and permit the execution of every such power as though no such power, law or laws had been made or enacted. Any sale, whether under any power of sale hereby given or by virtue of judicial proceedings, shall operate to divest all right, title, interest, claim and demand whatsoever, either at law or in equity, of Borrower in and to the Property sold, and shall be a perpetual bar, both at law and in equity, against Borrower, its successors and assigns, and against any and all Persons claiming the Property sold or any part thereof under, by or through Borrower, its successors or assigns.

                  9.4 Power of Attorney in Respect of the Collateral. Borrower does hereby irrevocably appoint Lender (which appointment is coupled with an interest), the true and lawful attorney in fact of Borrower with full power of substitution, for it and in its name to file any notices of security interests, financing statements and continuations and amendments thereof pursuant to the Code or federal law, as may be necessary to perfect, or to continue the perfection of Lender's security interests in the Collateral. Borrower does hereby irrevocably appoint Lender (which appointment is coupled with an interest) upon the occurrence of an Event of Default and during the continuance thereof, the true and lawful attorney in fact of Borrower with full power of substitution, for it and in its name: (a) to ask, demand, collect, receive, receipt for, sue for, compound and give acquittance for any and all rents, issues, profits, avails, distributions, income, payment draws and other sums in which a security interest is granted under Section 4 with full power to settle, adjust or compromise any claim thereunder as fully as if Lender were a Borrower itself; (b) to receive payment of and to endorse the name of Borrower to any items of Collateral (including checks, drafts and other orders for the payment of money) that come into Lender's possession or under Lender's control; (c) to make all demands, consents and waivers, or take any other action with respect to, the Collateral; (d) in Lender's discretion to file any claim or take any other action or proceedings, either in its own name or in the name of Borrower or otherwise, which Lender may reasonably deem necessary or appropriate to protect and preserve the right, title and interest of Lender in and to the Collateral; (e) endorse Borrower's name on any checks or other forms of payment or security; (f) sign Borrower's name on any invoice or bill of lading for any account or drafts against account debtors; (g) make, settle, and adjust all claims under Borrower's insurance policies; (h) settle and adjust disputes and claims about the accounts directly with account debtors, for amounts and on terms Lender determines reasonable; (i) transfer the Collateral into the name of Lender or a third party as the Code permits; and (j) to otherwise act with respect thereto as though Lender were the outright owner of the Collateral.

                  9.5 Lender's Expenses. If Borrower fails to pay any amounts or furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Lender may do any or all of the following: (a) make payment of the same or any part thereof; or (b) obtain and maintain insurance policies of the type discussed in Section 6.9 of this Agreement, and take any action with respect to such policies as Lender deems prudent. Any amounts paid or deposited by Lender shall constitute Lender's Expenses, shall be immediately due and payable, shall bear interest at the Default Rate and shall be secured by the Collateral. Any payments made by Lender shall not constitute an agreement by Lender to make similar payments in the future or a waiver by Lender of any Event of Default under this Agreement. Borrower shall pay all reasonable fees and expenses, including without limitation, Lender's Expenses incurred by Lender in the enforcement or attempt to enforce any of the Obligations hereunder not performed when due.

                  9.6 Remedies Cumulative. Lender's rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Lender shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Lender of one right or remedy shall be deemed an election, and no waiver by Lender of any Event of Default on Borrower's part shall be deemed a continuing waiver. No delay by Lender shall constitute a waiver, election, or acquiescence by it.

                  9.7 Application of Collateral Proceeds. The proceeds and/or avails of the Collateral, or any part thereof, and the proceeds and the avails of any remedy hereunder (as well as any other amounts of any kind held by Lender at the time of or received by Lender, after, the occurrence of an Event of Default hereunder) shall be paid to and applied as follows:

                           (a) First, to the payment of out-of-pocket costs and
expenses, including all amounts expended to preserve the value of the Collateral, of foreclosure or suit, if any, and of such sale and the exercise of any other rights or remedies, and of all proper fees, expenses, liability and advances, including reasonable legal expenses and attorneys' fees, incurred or made hereunder by Lender, including without limitation, Lender's Expenses;

                           (b) Second, to the payment to Lender of the amount
then owing or unpaid on the Loans for Scheduled Payments, any other accrued and unpaid interest, the Loan Value of the Loans, and all other Obligations with respect to all Loans (provided, however, if such proceeds shall be insufficient to pay in full the whole amount so due, owing or unpaid upon the Loans, then to the unpaid interest thereon, then to the Loan Value of the Loans, and then to the payment of other amounts then payable to Lender under any of the Loan Documents); and

                           (c) Third, to the payment of the surplus, if any, to
Borrower, its successors and assigns, or to whosoever may be lawfully entitled to receive the same.

                  9.8 Reinstatement of Rights. If Lender shall have proceeded to enforce any right under this Agreement or any other Loan Document by foreclosure, sale, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely, then and in every such case (unless otherwise ordered by a court of competent jurisdiction), Lender shall be restored to its former position and rights hereunder with respect to the Property subject to the security interest created under this Agreement.

         10. Waivers; Indemnification.

                  10.1 Demand; Protest. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Lender on which Borrower may in any way be liable.

                  10.2 Lender's Liability for Collateral. So long as Lender complies with its obligations, if any, under the Code, Lender shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause other than Lender's gross negligence or willful misconduct; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person whomsoever. All risk of loss, damage or destruction of the Collateral shall be borne by Borrower.

                  10.3 Indemnification and Waiver. Whether or not any Loans are made hereunder:

                           (a) General Indemnity. Borrower agrees upon demand to
pay or reimburse Lender for all liabilities, obligations and out-of-pocket expenses, including Lender's Expenses and reasonable fees and expenses of counsel for Lender, from time to time arising in connection with the enforcement or collection of sums due under the Loan Documents, and in connection with any amendment or modification of the Loan Documents or any "work-out" in connection with the Loan Documents. Borrower shall indemnify, reimburse and hold Lender and each of its respective successors, assigns, agents, attorneys, officers, directors, shareholders, servants, agents and employees (each an "Indemnified Person") harmless from and against all liabilities, losses, damages, actions, suits, demands, claims of any kind and nature (including claims relating to environmental discharge, cleanup or compliance), all costs and expenses whatsoever to the extent they may be incurred or suffered by such Indemnified Person in connection therewith (including reasonable attorneys' fees and expenses), fines, penalties (and other charges of any applicable Governmental Authority), licensing fees relating to any item of Collateral, damage to or loss of use of property (including consequential or special damages to third parties or damages to Borrower's property), or bodily injury to or death of any person (including any agent or employee of Borrower) (each, a "Claim"), directly or indirectly relating to or arising out of the use of the proceeds of the Loans or otherwise related to this Agreement, any other Loan Document or any transaction contemplated hereby or thereby, the falsity of any representation or warranty of Borrower or Borrower's failure to comply with the terms of this Agreement or any other Loan Document during the Term. The foregoing indemnity shall cover, without limitation, (i) any Claim in connection with a design or other defect (latent or patent) in any item of equipment included in the Collateral, (ii) any Claim for infringement of any patent, copyright, trademark or other intellectual property right, (iii) any Claim resulting from the presence on or under or the escape, seepage, leakage, spillage, discharge, emission or release of any Hazardous Materials on the premises owned, occupied or leased by Borrower, including any Claims asserted or arising under any Environmental Law, (iv) any Claim for negligence or strict or absolute liability in tort, or (v) any Claim asserted as to or arising under any Landlord Agreement; provided, however, Borrower shall not indemnify any Indemnified Person for any liability incurred by such Indemnified Person to the extent such liability results from such Indemnified Person's gross negligence or willful misconduct; and provided further that Borrower shall not indemnify any Indemnified Person against losses on the Warrant resulting from a decline in the fair market value of the shares subject to such Warrant. Such indemnities shall continue in full force and effect, notwithstanding the expiration or termination of this Agreement. Upon Lender's written demand, Borrower shall assume and diligently conduct, at its sole cost and expense, the entire defense of Lender, each of its partners, and each of their respective, agents, employees, directors, officers, shareholders, successors and assigns against any indemnified Claim described in this Section 10.3(a). Borrower shall not settle or compromise any Claim against or involving Lender without first obtaining Lender's written consent thereto, which consent shall not be unreasonably withheld. Lender shall not settle or compromise any Claim without first obtaining Borrower's written consent thereto, which consent shall not be unreasonably withheld.

                           (b) Waiver. NOTWITHSTANDING ANYTHING TO THE CONTRARY
CONTAINED IN THIS AGREEMENT OR ANYWHERE ELSE, BORROWER AGREES THAT IT SHALL NOT SEEK FROM LENDER UNDER ANY THEORY OF LIABILITY (INCLUDING ANY THEORY IN TORTS), ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES.

                           (c) Survival; Defense. The obligations in this
Section 10.3 shall survive payment of all other Obligations pursuant to Section
12.8. At the election of any Indemnified Person, Borrower shall defend such Indemnified Person using legal counsel satisfactory to such Indemnified Person in such Person's reasonable discretion, at the sole cost and expense of Borrower. All amounts owing under this Section 10.3 shall be paid within thirty
(30) days after written demand.

         11. Notices. Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by certified mail, postage prepaid, return receipt requested, by prepaid nationally recognized overnight courier, or by prepaid facsimile to Borrower or to Lender, as the case may be, at their respective addresses set forth below:

        If to Borrower:            Anadys Pharmaceuticals, Inc.
                                   9050 Camino Santa Fe
                                   San Diego, CA 92121
                                   Attention: David Kramer
                                   Fax: (858) 527-1540
                                   PH: (858) 530-3600

        If to GV:                  GATX Ventures, Inc.
                                   3687 Mt. Diablo Blvd., Suite 200
                                   Lafayette, CA  94549
                                   Attention: Contract Administration
                                   Fax: (925) 258-6020
                                   PH: (925) 258-6000

                                   With a copy to:

                                   GATX Ventures, Inc.
                                   16 Munson Road
                                   Farmington, CT  06032
                                   Attention: Contract Administration
                                   Fax: (860) 284-4350
                                   PH: (860) 284-4300

         The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

         12. General Provisions.

                  12.1 Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; provided, however, neither this Agreement nor any rights hereunder may be assigned by Borrower without Lender's prior written consent, which consent may be granted or withheld in Lender's sole discretion. Lender shall have the right without the consent of or notice to Borrower to sell, transfer, assign, negotiate, or grant participations in all or any part of, or any interest in Lender's rights and benefits hereunder.

                  12.2 Time of Essence. Time is of the essence for the performance of all obligations set forth in this Agreement.

                  12.3 Severability of Provisions. Each provision of this Agreement shall be several from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

                  12.4 Entire Agreement; Construction; Amendments and Waivers.

                           (a) Entire Agreement. This Agreement and each of the
other Loan Documents dated as of the date hereof, taken together, constitute and contain the entire agreement between Borrower and Lender and supersede any and all prior agreements, negotiations, correspondence, understandings and communications between the parties, whether written or oral, respecting the subject matter hereof. Borrower acknowledges that it is not relying on any representation or agreement made by Lender or any employee, attorney or agent thereof, other than the specific agreements set forth in this Agreement and the Loan Documents.

                           (b) Construction. This Agreement is the result of
negotiations between and has been reviewed by each of Borrower and Lender executing this Agreement as of the date hereof and their respective counsel; accordingly, this Agreement shall be deemed to be the product of the parties hereto, and no ambiguity shall be construed in favor of or against Borrower or Lender. Borrower and Lender agree that they intend the literal words of this Agreement and the other Loan Documents and that no parol evidence shall be necessary or appropriate to establish Borrower's or Lender's actual intentions.

                           (c) Amendments and Waivers. Any and all amendments,
modifications, discharges or waivers of, or consents to any departures from any provision of this Agreement or of any of the other Loan Documents shall not be effective without the written consent of Lender. Any waiver or consent with respect to any provision of the Loan Documents shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances. Any amendment, modification, waiver or consent effected in accordance with this Section 12.4 shall be binding upon Lender and on Borrower.

                  12.5 Reliance by Lender. All covenants, agreements, representations and warranties made herein by Borrower shall be deemed to be material to and to have been relied upon by Lender, notwithstanding any investigation by Lender.

                  12.6 No Set-Offs by Borrower. All sums payable by Borrower pursuant to this Agreement or any of the other Loan Documents shall be payable without notice or demand and shall be payable in United States Dollars without set-off or reduction of any manner whatsoever.

                  12.7 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

                  12.8 Survival. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations or Lender's commitment to fund any Loans remain outstanding. The obligations of Borrower to indemnify Lender with respect to the expenses, damages, losses, costs and liabilities described in Section 10.3 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Lender has run.

         13. Relationship of Parties. Borrower and Lender acknowledge, understand and agree that the relationship between Borrower, on the one hand, and Lender on the other, is, and at all time shall remain solely that of a borrower and lender. Lender shall not under any circumstances be construed to be a partner or joint venturer of Borrower or any of its Affiliates; nor shall Lender under any circumstances be deemed to be in a relationship of confidence or trust or a fiduciary relationship with Borrower or any of its Affiliates, or to owe any fiduciary duty to Borrower or any of its Affiliates. Lender does not undertake or assume any responsibility or duty to Borrower or any of its Affiliates to select, review, inspect, supervise, pass judgment upon or otherwise inform Borrower or any of its Affiliates of any matter in connection with its or their Property, any Collateral held by Lender or the operations of Borrower or any of its Affiliates. Borrower and each of its Affiliates shall rely entirely on their own judgment with respect to such matters, and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by Lender in connection with such matters is solely for the protection of Lender and neither Borrower nor any Affiliate is entitled to rely thereon.

         14. Confidentiality. All information (other than periodic reports filed by Borrower with the Securities and Exchange Commission) disclosed by Borrower to Lender in writing or through inspection pursuant to this Agreement that is either marked confidential or would reasonably be expected to be of a proprietary, non-public or confidential nature (and is in fact so) shall be considered confidential. Lender agrees to use the same degree of care to safeguard and prevent disclosure of such confidential information as Lender uses with its own confidential information, but in any event no less than a reasonable degree of care. Lender shall not disclose such information to any third party (other than to Lender's partners, attorneys, governmental regulators, or auditors, or to a Lender's subsidiaries and affiliates and prospective transferees and purchasers of the Loans, all subject to the same confidentiality obligation set forth herein or as required by law, regulation, subpoena or other order to be disclosed) and shall use such information only for purposes of evaluation of its investment in Borrower and the exercise of Lender's rights and the enforcement of its remedies under this Agreement and the other Loan Documents. The obligations of confidentiality shall not apply to any information that (a) was known to the public prior to disclosure by Borrower under this Agreement, (b) becomes known to the public through no fault of Lender, (c) is disclosed to Lender by a third party having a legal right to make such disclosure, or (d) is independently developed by Lender. Notwithstanding the foregoing, Lender's agreement of confidentiality shall not apply if Lender has acquired indefeasible title to any Collateral or in connection with any enforcement or exercise of Lender's rights and remedies under this Agreement following an Event of Default, including the enforcement of Lender's security interest in the Collateral, to the extent disclosure of confidential information is necessary for the enforcement or exercise of its rights and remedies hereunder.

         15. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF BORROWER AND LENDER HEREBY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE NORTHERN DISTRICT OF CALIFORNIA. BORROWER AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.

                  [Remainder of page intentionally left blank.]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                     ANADYS PHARMACEUTICALS, INC.

                                     By:_______________________________________

                                     Name:_____________________________________

                                     Title:____________________________________

                                     GATX VENTURES, INC.

                                     By:_______________________________________

                                     Name:_____________________________________

                                     Title:____________________________________

                         LIST OF EXHIBITS AND SCHEDULES

Exhibit A         Disclosure Schedule
Exhibit B         Form of Warrant
Exhibit C         Form of Loan Agreement Supplement
Exhibit D         Form of Legal Opinion
Exhibit E         Form of Landlord Agreement
Exhibit F         Form of Officer's Certificate

                                    EXHIBIT A

                               DISCLOSURE SCHEDULE

Borrower hereby certifies the following information to Lender:

Section 1.  Information For UCC Financing Statements and Searches.

         (a) The exact corporate name of Borrower as it appears in its Certificate of Incorporation, as amended to date is: Anadys Pharmaceuticals, Inc.

         (b) Borrower's state of incorporation is: Delaware

         (c) The organizational ID number of Borrower from its jurisdiction of incorporation is: 2309821

         (d) Borrower's taxpayer identification number is: 22-3193172

         (e) The following is a list of all corporate names, dba or trade names used by Borrower in the past five years:

                  Anadys Pharmaceuticals, Inc. (June, 2000)

                  Scriptgen Pharmaceuticals, Inc. (November, 1994)

         (f)      The following is a list of all Subsidiaries of Borrower:

               Anadys Pharmaceuticals Europe GmbH

         (g) The address of Borrower's headquarters and chief executive office is: 9050 Camino Santa Fe, San Diego, CA 92121

         (h) The following is a list of all States where Borrower's headquarters and chief executive office has been located in the past five years: California and Massachusetts

         (i) The following is a list of all States where Borrower's property and assets have been located in the past five years: California and Massachusetts

         SECTION 2. Exceptions to Representations and Warranties set forth in
Section 5 of the Equipment Loan and Security Agreement.

         Exception 5.6: Borrower was originally incorporated as ScripTech Pharmaceuticals, Inc. in 1992, changed its name to Scriptgen Pharmaceuticals, Inc. in 1994 and changed its name to Anadys Pharmaceuticals, Inc. in 2000.

                                    EXHIBIT B

                                     WARRANT

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY STATE SECURITIES LAWS. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (i) EFFECTIVE REGISTRATION STATEMENTS RELATED THERETO, (ii) AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATIONS ARE NOT REQUIRED, (iii) RECEIPT OF NO-ACTION LETTERS FROM THE APPROPRIATE GOVERNMENTAL AUTHORITIES, OR (iv) OTHERWISE COMPLYING WITH THE PROVISIONS OF SECTION 7 OF THIS WARRANT.

                          ANADYS PHARMACEUTICALS, INC.

                        WARRANT TO PURCHASE 96,564 SHARES
                           OF SERIES C PREFERRED STOCK

         THIS CERTIFIES THAT, for value received, GATX VENTURES, INC. and its assignees are entitled to subscribe for and purchase 96,564 shares of the fully paid and nonassessable Series C Preferred Stock (as adjusted pursuant to Section 4 hereof, the "Shares") of ANADYS PHARMACEUTICALS, INC., a Delaware corporation (the "Company"), at the price of $1.34625 per share (such price and such other price as shall result, from time to time, from the adjustments specified in
Section 4 hereof is herein referred to as the "Warrant Price"), subject to the provisions and upon the terms and conditions hereinafter set forth. As used herein, (a) the term "Series Preferred" shall mean the Company's presently authorized Series C Preferred Stock, and any stock into or for which such Series C Preferred Stock may hereafter be converted or exchanged, and after the automatic conversion of the Series C Preferred Stock to Common Stock shall mean the Company's Common Stock, (b) the term "Date of Grant" shall mean December 17, 2002, and (c) the term "Other Warrants" shall mean any other warrants issued by the Company in connection with the transaction with respect to which this Warrant was issued, and any warrant issued upon transfer or partial exercise of or in lieu of this Warrant. The term "Warrant" as used herein shall be deemed to include Other Warrants unless the context clearly requires otherwise.

         1. Term. The purchase right represented by this Warrant is exercisable, in whole or in part, at any time and from time to time from the Date of Grant through the later of (i) ten (10) years after the Date of Grant or
(ii) five (5) years after the closing of the Company's initial public offering of its Common Stock ("IPO") effected pursuant to a Registration Statement on Form S-1 (or its successor) filed under the Securities Act of 1933, as amended (the "Act").

         2. Method of Exercise; Payment; Issuance of New Warrant. Subject to Section 1 hereof, the purchase right represented by this Warrant may be exercised by the holder hereof, in whole or in part and from time to time, at the election of the holder hereof, by (a) the surrender of this Warrant (with the notice of exercise substantially in the form attached hereto as Exhibit A-1 duly completed and executed) at the principal office of the Company and by the payment to the Company, by certified or bank check, or by wire transfer to an account designated by the Company (a "Wire Transfer") of an amount equal to the then applicable Warrant Price multiplied by the number of Shares then being purchased;; or (b) exercise of the "net issuance" right provided for in Section
10.2 hereof. The person or persons in whose name(s) any certificate(s) representing shares of Series Preferred shall be issuable upon exercise of this Warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the shares represented thereby (and such shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised. In the event of any exercise of the rights represented by this Warrant, certificates for the shares of stock so purchased shall be delivered to the holder hereof as soon as possible and in any event within thirty (30) days after such exercise and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the holder hereof as soon as possible and in any event within such thirty-day period; provided, however, at such time as the Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, if requested by the holder of this Warrant, the Company shall, subject to applicable securities laws, cause its transfer agent to deliver the certificate representing Shares issued upon exercise of this Warrant to a broker or other person (as directed by the holder exercising this Warrant) within the time period required to settle any trade made by the holder after exercise of this Warrant.

         3. Stock Fully Paid; Reservation of Shares. All Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance pursuant to the terms and conditions herein, be fully paid and nonassessable, and free from all preemptive rights and taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issue upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Series Preferred to provide for the exercise of the rights represented by this Warrant and a sufficient number of shares of its Common Stock to provide for the conversion of the Series Preferred into Common Stock.

         4. Adjustment of Warrant Price and Number of Shares. The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

                  (a) Reclassification or Merger. In case of any reclassification or change of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is the acquiring and the surviving corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), or in case of any sale of all or substantially all of the assets of the Company, the Company, or such successor or purchasing corporation, as the case may be, shall duly execute and deliver to the holder of this Warrant a new Warrant (in form and substance satisfactory to the holder of this Warrant), so that the holder of this Warrant shall have the right to receive upon exercise of this Warrant, at a total purchase price not to exceed that payable upon the exercise of the unexercised portion of this Warrant, and in lieu of the shares of Series Preferred theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change, merger or sale by a holder of the number of shares of Series Preferred then purchasable under this Warrant. Any new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4. The provisions of this
Section 4(a) shall similarly apply to successive reclassifications, changes, mergers and sales.

                  (b) Subdivision or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its outstanding shares of Series Preferred, the Warrant Price shall be proportionately decreased and the number of Shares issuable hereunder shall be proportionately increased in the case of a subdivision and the Warrant Price shall be proportionately increased and the number of Shares issuable hereunder shall be proportionately decreased in the case of a combination.

                  (c) Stock Dividends and Other Distributions. If the Company at any time while this Warrant is outstanding and unexpired shall (i) pay a dividend with respect to Series Preferred payable in Series Preferred, then the Warrant Price shall be adjusted, from and after the date of determination of stockholders entitled to receive such dividend or distribution, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction (A) the numerator of which shall be the total number of shares of Series Preferred outstanding immediately prior to such dividend or distribution, and (B) the denominator of which shall be the total number of shares of Series Preferred outstanding immediately after such dividend or distribution; or (ii) make any other distribution with respect to Series Preferred (except any distribution specifically provided for in Sections 4(a) and 4(b)), then, in each such case, provision shall be made by the Company such that the holder of this Warrant shall receive upon exercise of this Warrant a proportionate share of any such dividend or distribution as though it were the holder of the Series Preferred (or Common Stock issuable upon conversion thereof) as of the record date fixed for the determination of the stockholders of the Company entitled to receive such dividend or distribution.

                  (d) Adjustment of Number of Shares. Upon each adjustment in the Warrant Price, the number of Shares of Series Preferred purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Shares purchasable immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately thereafter.

                  (e) Antidilution Rights. The other antidilution rights applicable to the Shares of Series Preferred purchasable hereunder are set forth in the Company's Certificate of Incorporation, as amended through the Date of Grant, a true and complete copy of which is attached hereto as Exhibit B (the "Charter"). The Company shall promptly provide the holder hereof with any restatement, amendment, modification or waiver of the Charter promptly after the same has been made.

         5. Notice of Adjustments. Whenever the Warrant Price or the number of Shares purchasable hereunder shall be adjusted pursuant to Section 4 hereof, the Company shall make a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price and the number of Shares purchasable hereunder after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (without regard to Section 13 hereof, by first class mail, postage prepaid) to the holder of this Warrant. In addition, whenever the conversion price or conversion ratio of the Series Preferred shall be adjusted, the Company shall make a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the conversion price or ratio of the Series Preferred after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (without regard to Section 13 hereof, by first class mail, postage prepaid) to the holder of this Warrant.

         6. Fractional Shares. No fractional shares of Series Preferred will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor based on the fair market value of the Series Preferred on the date of exercise as reasonably determined in good faith by the Company's Board of Directors.

         7. Compliance with Act; Disposition of Warrant or Shares of Series Preferred.

                  (a) Compliance with Act. The holder of this Warrant, by acceptance hereof, agrees that this Warrant, and the shares of Series Preferred to be issued upon exercise hereof and any Common Stock issued upon conversion thereof are being acquired for investment and that such holder will not offer, sell or otherwise dispose of this Warrant, or any shares of Series Preferred to be issued upon exercise hereof or any Common Stock issued upon conversion thereof except under circumstances which will not result in a violation of the Act or any applicable state securities laws. Upon exercise of this Warrant, unless the Shares being acquired are registered under the Act and any applicable state securities laws or an exemption from such registration is available, the holder hereof shall confirm in writing that the shares of Series Preferred so purchased (and any shares of Common Stock issued upon conversion thereof) are being acquired for investment and not with a view toward distribution or resale in violation of the Act and shall confirm such other matters related thereto as may be reasonably requested by the Company. This Warrant and all shares of Series Preferred issued upon exercise of this Warrant and all shares of Common Stock issued upon conversion thereof (unless registered under the Act and any applicable state securities laws) shall be stamped or imprinted with a legend in substantially the following form:

"THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (i) EFFECTIVE REGISTRATION STATEMENTS RELATED THERETO,
(ii) AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATIONS ARE NOT REQUIRED, (iii) RECEIPT OF NO-ACTION LETTERS FROM THE APPROPRIATE GOVERNMENTAL AUTHORITIES, OR (iv) OTHERWISE COMPLYING WITH THE PROVISIONS OF SECTION 7 OF THE WARRANT UNDER WHICH THESE

SECURITIES WERE ISSUED, DIRECTLY OR INDIRECTLY."

         Said legend shall be removed by the Company, upon the request of a holder, at such time as the restrictions on the transfer of the applicable security shall have terminated. In addition, in connection with the issuance of this Warrant, the holder specifically represents to the Company by acceptance of this Warrant as follows:

                           (1) The holder is aware of the Company's business
affairs and financial condition, and has acquired information about the Company sufficient to reach an informed and knowledgeable decision to acquire this Warrant. The holder is acquiring this Warrant for its own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof in violation of the Act.

                           (2) The holder understands that this Warrant has not
been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the holder's investment intent as expressed herein.

                           (3) The holder further understands that this Warrant
must be held indefinitely unless subsequently registered under the Act and qualified under any applicable state securities laws, or unless exemptions from registration and qualification are otherwise available. The holder is aware of the provisions of Rule 144, promulgated under the Act.

                           (4) The holder is an "accredited investor" as such
term is defined in Rule 501 of Regulation D promulgated under the Act.

                  (b) Disposition of Warrant or Shares. With respect to any offer, sale or other disposition of this Warrant or any shares of Series Preferred acquired pursuant to the exercise of this Warrant prior to registration of such Warrant or shares, the holder hereof agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such holder's counsel, or other evidence, which must be reasonably satisfactory to the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Act as then in effect or any federal or state securities law then in effect) of this Warrant or such shares of Series Preferred or Common Stock and indicating whether or not under the Act certificates for this Warrant or such shares of Series Preferred to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to ensure compliance with such law. Upon receiving such written notice and reasonably satisfactory opinion or other evidence, the Company, as promptly as practicable but no later than thirty (30) days after receipt of the written notice, shall notify such holder that such holder may sell or otherwise dispose of this Warrant or such shares of Series Preferred or Common Stock, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this
Section 7(b) that the opinion of counsel for the holder or other evidence is not reasonably satisfactory to the Company, the Company shall so notify the holder promptly with details thereof after such determination has been made. Notwithstanding the foregoing, this Warrant or such shares of Series Preferred or Common Stock may, as to such federal laws, be offered, sold or otherwise disposed of in accordance with Rule 144 or 144A under the Act, provided that the Company shall have been furnished with such information as the Company may reasonably request to provide a reasonable assurance that the provisions of Rule 144 or 144A have been satisfied. Each certificate representing this Warrant or the shares of Series Preferred thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with such laws, unless in the aforesaid opinion of counsel for the holder, such legend is not required in order to ensure compliance with such laws. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

                  (c) Applicability of Restrictions. Neither any restrictions of any legend described in this Warrant nor the requirements of Section 7(b) above shall apply to any transfer of, or grant of a security interest in, this Warrant (or the Series Preferred or Common Stock obtainable upon exercise thereof) or any part hereof (i) to a partner of the holder if the holder is a partnership or to a member of the holder if the holder is a limited liability company, (ii) to a partnership of which the holder is a partner or to a limited liability company of which the holder is a member, or (iii) to any affiliate of the holder if the holder is a corporation; provided, however, in any such transfer, if applicable, the transferee shall on the Company's request agree in writing to be bound by the terms of this Warrant as if an original holder hereof.

         8. Rights as Stockholders; Information. No holder of this Warrant, as such, shall be entitled to vote or receive dividends or be deemed the holder of Series Preferred or any other securities of the Company which may at any time be issuable upon the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein. Notwithstanding the foregoing, the Company will transmit to the holder of this Warrant such information, documents and reports as are generally distributed to all holders of the securities of the Company concurrently with the distribution thereof to the stockholders.

         9.       Intentionally Omitted.

         10.      Additional Rights.

         10.1 Acquisition Transactions. The Company shall provide the holder of this Warrant with at least twenty (20) days' written notice prior to closing thereof of the terms and conditions of any of the following transactions (to the extent the Company has notice thereof): (i) the sale, lease, exchange, conveyance or other disposition of all or substantially all of the Company's property or business, or (ii) its merger into or consolidation with any other corporation (other than a wholly-owned subsidiary of the Company), or any transaction (including a merger or other reorganization) or series of related transactions, in which more than 50% of the voting power of the Company is disposed of.

         10.2     Right to Convert Warrant into Stock: Net Issuance.


                  (a) Right to Convert. In addition to and without limiting the rights of the holder under the terms of this Warrant, the holder shall have the right to convert this Warrant or any portion thereof (the "Conversion Right") into shares of Series Preferred as provided in this Section 10.2 at any time or from time to time during the term of this Warrant. Upon exercise of the Conversion Right with respect to a particular number of shares subject to this Warrant (the "Converted Warrant Shares"), the Company shall deliver to the holder (without payment by the holder of any exercise price or any cash or other consideration) that number of shares of fully paid and nonassessable Series Preferred as is determined according to the following formula:

         X =  B - A
             -------
                Y

              Where:   X  =  the number of shares of Series Preferred that shall
                             be issued to holder

              Y =   the fair market value of one share of Series Preferred

                  A = the aggregate Warrant Price of the specified number of Converted Warrant Shares immediately prior to the exercise of the Conversion Right (i.e., the number of Converted Warrant Shares multiplied by the Warrant Price)

                  B = the aggregate fair market value of the specified number of Converted Warrant Shares (i.e., the number of Converted Warrant Shares multiplied by the fair market value of one Converted Warrant Share)

         No fractional shares shall be issuable upon exercise of the Conversion Right, and, if the number of shares to be issued determined in accordance with the foregoing formula is other than a whole number, the Company shall pay to the holder an amount in cash equal to the fair market value of the resulting fractional share on the Conversion Date (as hereinafter defined).

                  (b) Method of Exercise. The Conversion Right may be exercised by the holder by the surrender of this Warrant at the principal office of the Company together with a written statement (which may be in the form of Exhibit A-1 or Exhibit A-2 hereto) specifying that the holder thereby intends to exercise the Conversion Right and indicating the number of shares subject to this Warrant which are being surrendered (referred to in Section 10.2(a) hereof as the Converted Warrant Shares) in exercise of the Conversion Right. Such conversion shall be effective upon receipt by the Company of this Warrant together with the aforesaid written statement, or on such later date as is specified therein (the "Conversion Date"), and, at the election of the holder hereof, may be made contingent upon the closing of the sale of the Company's Common Stock to the public in a public offering pursuant to a Registration Statement under the Act (a "Public Offering"). Certificates for the shares issuable upon exercise of the Conversion Right and, if applicable, a new warrant evidencing the balance of the shares remaining subject to this Warrant, shall be issued as of the Conversion Date and shall be delivered to the holder within thirty (30) days following the Conversion Date.

                  (c) Determination of Fair Market Value. For purposes of this
Section 10.2, "fair market value" of a share of Series Preferred (or Common Stock if the Series Preferred has been automatically converted into Common Stock) as of a particular date (the "Determination Date") shall mean:

                           (i) If the Conversion Right is exercised in
connection with and contingent upon a Public Offering, and if the Company's Registration Statement relating to such Public Offering ("Registration Statement") has been declared effective by the Securities and Exchange Commission, then the initial "Price to Public" specified in the final prospectus with respect to such offering.

                           (ii)If the Conversion Right is not exercised in
connection with and contingent upon a Public Offering, then as follows:

                  (A) If traded on a securities exchange, the fair market value of the Common Stock shall be deemed to be the average of the closing prices of the Common Stock on such exchange over the five trading days immediately prior to the Determination Date, and the fair market value of the Series Preferred shall be deemed to be such fair market value of the Common Stock multiplied by the number of shares of Common Stock into which each share of Series Preferred is then convertible;

                  (B) If traded on the Nasdaq Stock Market or other over-the-counter system, the fair market value of the Common Stock shall be deemed to be the average of the closing bid prices of the Common Stock over the five trading days immediately prior to the Determination Date, and the fair market value of the Series Preferred shall be deemed to be such fair market value of the Common Stock multiplied by the number of shares of Common Stock into which each share of Series Preferred is then convertible; and

                  (C) If there is no public market for the Common Stock, then fair market value shall be determined in good faith by the board of directors of the Company.

In making a determination under clauses (A) or (B) above, if on the Determination Date, five trading days had not passed since the IPO, then the fair market value of the Common Stock shall be the average closing prices or closing bid prices, as applicable, for the shorter period beginning on and including the date of the IPO and ending on the trading day prior to the Determination Date (or if such period includes only one trading day the closing price or closing bid price, as applicable, for such trading day). If closing prices or closing bid prices are no longer reported by a securities exchange or other trading system, the closing price or closing bid price shall be that which is reported by such securities exchange or other trading system at 4:00 p.m. New York City time on the applicable trading day.

         10.3 Exercise Prior to Expiration. To the extent this Warrant is not previously exercised as to all of the Shares subject hereto, and if the fair market value of one share of the Series Preferred is greater than the Warrant Price then in effect, this Warrant shall be deemed automatically exercised pursuant to Section 10.2 above (even if not surrendered) immediately before its expiration. For purposes of such automatic exercise, the fair market value of one share of the Series Preferred upon such expiration shall be determined pursuant to Section 10.2(C). To the extent this Warrant or any portion thereof is deemed automatically exercised pursuant to this Section 10.3, the Company agrees to promptly notify the holder hereof of the number of Shares, if any, the holder hereof is to receive by reason of such automatic exercise.

         11. Representations and Warranties. The Company represents and warrants to the holder of this Warrant as follows:

                  (a) This Warrant has been duly authorized and executed by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and the rules of law or principles at equity governing specific performance, injunctive relief and other equitable remedies.

                  (b) The Shares have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and free from preemptive rights.

                  (c) The rights, preferences, privileges and restrictions granted to or imposed upon the Series Preferred and the holders thereof are as set forth in the Charter, and on the Date of Grant, each share of the Series Preferred represented by this Warrant is convertible into one share of Common Stock.

                  (d) The shares of Common Stock issuable upon conversion of the Shares have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms of the Charter will be validly issued, fully paid and nonassessable.

                  (e) The execution and delivery of this Warrant are not, and the issuance of the Shares upon exercise of this Warrant in accordance with the terms hereof will not be, inconsistent with the Company's Charter or by-laws, do not and will not contravene any law, governmental rule or regulation, judgment or order applicable to the Company, and do not and will not conflict with or contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound or require the consent or approval of, the giving of notice to, the registration or filing with or the taking of any action in respect of or by, any Federal, state or local government authority or agency or other person, except for the filing of notices pursuant to federal and state securities laws, which filings will be effected by the time required thereby.

                  (f) As of the Date of Grant, there are no actions, suits, audits, investigations or proceedings pending or, to the knowledge of the Company, threatened against the Company in any court or before any governmental commission, board or authority which, if adversely determined, could have a material adverse effect on the ability of the Company to perform its obligations under this Warrant.

                  (g) The number of shares of Common Stock of the Company outstanding on the date hereof, on a fully diluted basis (assuming the conversion of all outstanding convertible securities and the exercise of all outstanding options and warrants), does not exceed 80,000,000 shares.

         12. Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

         13. Acceptance. Receipt of this Warrant by the holder shall constitute acceptance of and agreement to all the terms and conditions contained herein.

         14. Notices. Any notice required or permitted hereunder shall be deemed effectively given (a) upon personal delivery to the party to be notified,
(b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not then the next business day, (c) five (5) days after having been sent by certified or registered mail, return receipt requested, postage prepaid or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to each such holder at its address as shown on the books of the Company or to the Company at the address indicated therefor on the signature page of this Warrant.

         15. Binding Effect on Successors. This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets, and all of the obligations of the Company relating to the Series Preferred issuable upon the exercise or conversion of this Warrant shall survive the exercise, conversion and termination of this Warrant and all of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the holder hereof.

         16. Lost Warrants or Stock Certificates. The Company covenants to the holder hereof that, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant or any stock certificate and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the Company will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

         17. Descriptive Headings. The descriptive headings of the various Sections of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The language in this Warrant shall be construed as to its fair meaning without regard to which party drafted this Warrant.

         18. Governing Law. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware.

         19. Survival of Representations, Warranties and Agreements. All representations and warranties of the Company and the holder hereof contained herein shall survive the Date of Grant, the exercise or conversion of this Warrant (or any part hereof) or the termination or expiration of rights hereunder. All agreements of the Company and the holder hereof contained herein shall survive indefinitely until, by their respective terms, they are no longer operative.

         20. Remedies. In case any one or more of the covenants and agreements contained in this Warrant shall have been breached, the holders hereof (in the case of a breach by the Company), or the Company (in the case of a breach by a holder), may proceed to protect and enforce their or its rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Warrant.

         21. No Impairment of Rights. Except to the extent as waived or consented to by the holder of this Warrant, the Company will not, by amendment of its Charter or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

         22. Severability. The invalidity or unenforceability of any provision of this Warrant in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction, or affect any other provision of this Warrant, which shall remain in full force and effect.

         23. Recovery of Litigation Costs. If any legal action or other proceeding is brought for the enforcement of this Warrant, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Warrant, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

         24. Entire Agreement; Modification. This Warrant constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and undertakings of the parties, whether oral or written, with respect to such subject matter.

         The Company has caused this Warrant to be duly executed and delivered as of the Date of Grant specified above.

                               ANADYS PHARMACEUTICALS, INC.

                               By: _____________________________________________

                               Name: ___________________________________________

                               Title:

                               Address:

                               9050 Camino Santa Fe, San Diego, California 92121

                                   EXHIBIT A-1

                               NOTICE OF EXERCISE

To:      ANADYS PHARMACEUTICALS, INC. (the "Company")

         1.       The undersigned hereby:

                  [ ] elects to purchase________ shares of [Series Preferred Stock] [Common Stock] of the Company pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full, or

                  [ ] elects to exercise its net issuance rights pursuant to Section 10.2 of the attached Warrant with respect to________Shares of [Series Preferred Stock] [Common Stock].

     2. Please issue a certificate or certificates representing ________ shares in the name of the undersigned or in such other name or names as are specified below:

                    ________________________________________
                                     (Name)

                    ________________________________________
                                    (Address)

     3. The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares, all except as in compliance with applicable securities laws.

                                        ________________________________________
                                        (Signature)

(Date)

                                   EXHIBIT A-2

                               NOTICE OF EXERCISE

To:      ANADYS PHARMACEUTICALS, INC. (the "Company")

     1. Contingent upon and effective immediately prior to the closing (the "Closing") of the Company's public offering contemplated by the Registration Statement on Form S___, filed________, 200__, the undersigned hereby:

         [ ]      elects to purchase________shares of [Series Preferred Stock]
[Common Stock] of the Company (or such lesser number of shares as may be sold on behalf of the undersigned at the Closing) pursuant to the terms of the attached Warrant, or

         [ ]      elects to exercise its net issuance rights pursuant to Section
10.2 of the attached Warrant with respect to________Shares of [Series Preferred Stock] [Common Stock].

     2. Please deliver to the custodian for the selling stockholders a stock certificate representing such________shares.

         3. The undersigned has instructed the custodian for the selling stockholders to deliver to the Company $________or, if less, the net proceeds due the undersigned from the sale of shares in the aforesaid public offering. If such net proceeds are less than the purchase price for such shares, the undersigned agrees to deliver the difference to the Company prior to the Closing.

                                        ________________________________________
                                        (Signature)

(Date)

                                    EXHIBIT B

                                     CHARTER

                                    EXHIBIT C

                        FORM OF LOAN AGREEMENT SUPPLEMENT

                        LOAN AGREEMENT SUPPLEMENT No. [ ]

         LOAN AGREEMENT SUPPLEMENT No. [ ], dated , ____ ("Supplement"), to the Equipment Loan and Security Agreement dated as of ________ __, 2002 (the "Loan Agreement") by and among Anadys Pharmaceuticals, Inc., a Delaware corporation ("Borrower"), and GATX Ventures, Inc. ( "Lender").

         Unless otherwise defined herein, capitalized terms have the meanings given to such terms in the Loan Agreement.

         1. To secure the prompt payment by Borrower of the principal of and interest on, and all other amounts from time to time outstanding under the Loan Agreement, and the performance and observance by Borrower of all the agreements, covenants and provisions contained in the Loan Agreement, Borrower does hereby grant unto Lender, its respective successors and assigns, a first priority security interest in all of Borrower's right, title and interest in each item of equipment and other property described in Annex A hereto, which equipment and other property shall be deemed to be additional "Financed Equipment." The list of Financed Equipment in Annex A hereto shall be construed as a supplement to, and deemed part of, the Collateral listed in Section 4.1 of the Loan Agreement and shall form a part thereof, and the Loan Agreement is hereby incorporated by reference herein and is hereby ratified, approved and confirmed.

         2. The Financed Equipment shall be located at the following address:

_________________________________________________________________.

         3. Attached as Annex B hereto is the Loan Terms Schedule with respect to the Loan the proceeds of which will be used to finance the Financed Equipment listed in Annex A hereto. The proceeds for the above referenced Agreement should be disbursed as follows:

         Disbursement from Lender:
                  Loan Amount                                 $
                  Less:
                  Interim Payment                             $
                  First payment in Advance                    $

Net Proceeds due from Lender:                                 $

         4. The aggregate net proceeds of the Loan in the amount of $_________________ shall be transferred to Borrower's account as follows:

                  Account Name:         Anadys Pharmaceuticals
                  Bank Name:            State Street Bank & Trust Company
                  Bank Address:         Boston, MA
                           Attention:
                           Telephone:
                  Account Number:       17039843
                  ABA Number:           011000028
                  For further credit to DEO730

         5. Borrower hereby certifies that (a) the foregoing information is true and correct and authorizes Lender to endorse in its books and records, the All-in-Rate applicable to the Funding Date of the Loan contemplated in this Loan Agreement Supplement and the principal amount set forth in the Loan Terms Schedule; (b) the representations and warranties made by Borrower in Section 5 of the Loan Agreement and in the other Loan Documents are true and correct in all material respects on the date hereof and will be true and correct in all material respects on such Funding Date; (c) Borrower has met or will by such Funding Date meet all conditions set forth in Section 3 of the Loan Agreement;
(d) Borrower is now, and on such Funding Date will be, in compliance with the covenants and the requirements contained in Sections 4.4, 4.8, 6 and 7 of the Loan Agreement; and (e) no Default or Event of Default has occurred under the Loan Agreement which has not been waived by the Lender in writing.

         6.       This Supplement is being delivered in the State of California.

         7. This Supplement may be executed by Borrower and Lender in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

                  [Remainder of page intentionally left blank.]

         IN WITNESS WHEREOF, Borrower and Lender have caused this Supplement to be duly executed and delivered as of this day and year first above written.

                                        ANADYS PHARMACEUTICALS, INC.

                                        By:_____________________________________

                                        Name:___________________________________

                                        Title:__________________________________

                                        GATX VENTURES, INC.

                                        By:_____________________________________

                                        Name:___________________________________

                                        Title:__________________________________

Annex A - Description of Financed Equipment

Annex B - Loan Terms Schedule

                                     ANNEX A

                                       to

                                    EXHIBIT C

Debtor: Anadys Pharmaceuticals, Inc.

Secured Party: GATX Ventures, Inc.

         The Collateral shall mean and include all of Debtor's right, title, interest, claims and demands in and to the listed goods (and embedded computer programs and supporting information included within the definition of "goods" under the Code), equipment, fixtures or personal property on the pages attached hereto, whether now owned or hereafter acquired, together with all substitutions, renewals or replacements of and additions, improvements, accessions, replacement parts and accumulations to any and all of such goods, equipment, fixtures or personal property, together with all proceeds thereof, including, without limitation, insurance, condemnation, requisition or similar payments, and all proceeds from sales, renewals, releases or other dispositions thereof automatically shall be deemed to be a part of the Collateral listed in the Equipment Loan and Security Agreement (the "Loan Agreement") and as to which Debtor has granted a security interest to Secured Party. Capitalized terms not otherwise defined herein have the meaning given such terms in the Loan Agreement.

                                        ANADYS PHARMACEUTICALS, INC.

                                        By:_____________________________________

                                        Name:___________________________________

                                        Title:__________________________________

FINANCED EQUIPMENT

See Attached Pages.

                                     ANNEX B

                                  To EXHIBIT C

                               LOAN TERMS SCHEDULE

Loan Funding Date:______________ , ______

Date of First Scheduled Payment: ___________________

Maturity Date: _______________________

Original Loan Amount: $______

Basic Rate: ________%

All-in Rate: _______%

Loan Factor: _______%

Original Scheduled Payment Amount *: $___________________

Borrower shall pay to Lender an Interim Payment in the amount of $ . The Interim Payment is due and payable on the Funding Date and will be deducted from the disbursement to Borrower.

Final Payment*: $_______________

*/The amount of each Scheduled Payment and the Final Payment will change if the Loan Amount changes.

                                        ANADYS PHARMACEUTICALS, INC.

                                        By:_____________________________________

                                        Name:___________________________________

                                        Title:__________________________________

                                    EXHIBIT D

              ITEMS TO BE COVERED BY OPINION OF BORROWER'S COUNSEL

         1. Borrower is a corporation, duly organized, validly existing and in good standing under the laws of the State of [state], and is duly qualified and authorized to do business in the state of [Borrower's home state].

         2. Borrower has the full corporate power, authority and legal right, and has obtained all necessary approvals, consents and given all notices to execute and deliver the Loan Documents and perform the terms thereof.

         3. The Loan Documents have been duly authorized, executed and delivered by Borrower and constitute valid, legal and binding agreements, and are enforceable in accordance with their terms.

         4. To our knowledge, there is no action, suit, audit, investigation, proceeding or patent claim pending or threatened against Borrower in any court or before any governmental commission, agency, board or authority which might have a material adverse effect on the business, condition or operations of Borrower or the ability of Borrower to perform its obligations under the Loan Documents.

         5. The Shares (as defined in the Warrant) issuable pursuant to exercise or conversion of the Warrant have been duly authorized and reserved for issuance by Borrower and, when issued in accordance with the terms thereof, will be validly issued, fully paid and nonassessable.

         6. The shares of Common Stock issuable upon conversion of the Shares have been duly authorized and reserved and, when issued in accordance with the terms of Borrower's [Articles/Certificate] of Incorporation, as amended, will be validly issued, fully paid and nonassessable.

         7. The rights, preferences, privileges and restrictions granted to or imposed upon Borrower's Series [A] Preferred Stock and the holders thereof are as set forth in Borrower's [Articles/Certificate] of Incorporation, as amended to the Date of Grant, a true and complete copy of which is attached to the Warrant.

         8. The execution and delivery of the Loan Documents are not, and the issuance of the Shares upon exercise of the Warrant in accordance with the terms thereof will not be, inconsistent with Borrower's [Articles/Certificate] of Incorporation, as amended, or Bylaws, do not and will not contravene any law, governmental rule or regulation, judgment or order applicable to Borrower, and do not and will not conflict with or contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other agreement or instrument of which Borrower is a party or by which it is bound or require the consent or approval of, the giving of notice to, the registration or filing with or the taking of any action in respect of or by, any federal, state or local government authority or agency or other person, except for the filing of notices pursuant to federal and state securities laws, which filings will be effected by the time required thereby.

                                    EXHIBIT E

                               LANDLORD AGREEMENT

RECORDING REQUESTED BY
AND WHEN RECORDED RETURN TO:
GATX Ventures, Inc.
3687 Mt. Diablo Blvd., Suite 200
Lafayette, California 94549

                     CONSENT TO REMOVAL OF PERSONAL PROPERTY

         KNOW ALL PERSONS BY THESE PRESENTS:

         (a) The undersigned has an interest as owner and landlord in the following described real property (the "Real Property"):

         That certain real property in the County of [____________], State of California, described as:

         SEE ATTACHMENT 1 ATTACHED HERETO FOR FULL LEGAL DESCRIPTION, commonly known as [street address].

         (b) Anadys Pharmaceuticals, Inc., a Delaware corporation ("Borrower"), has entered into or will enter into an Equipment Loan and Security Agreement with GATX Ventures, Inc. ("Lender") dated as of ________ __, 2002 (as amended and supplemented from time to time, the "Loan Agreement").

         (c) Lender, as a condition to entering into the Loan Agreement, requires that the undersigned consent to the removal by Lender of the equipment, personal property and other assets covered by the Loan Agreement (hereinafter called "Equipment") from the Real Property, no matter how it is affixed thereto, and to the other matters set forth below.

         NOW, THEREFORE, for good and sufficient consideration, receipt of which is hereby acknowledged, the undersigned consents to the placing of the Equipment on the Real Property, and agrees with Lender as follows:

         1. The undersigned waives and releases each and every right which undersigned now has, under laws of the State of California or by virtue of the lease for the Real Property now in effect, to levy or distrain upon for rent, in arrears, in advance or both, or to claim or assert title to the Equipment that is already on said Real Property, or may hereafter be delivered or installed thereon.

         2. The Equipment shall be considered to be personal property and shall not be considered part of the Real Property regardless of whether or by what means it is or may become attached or affixed to the Real Property.

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         3.       The undersigned will permit Lender, or its agent or
representative, to enter upon the Real Property for the purpose of exercising any right it may have under the terms of the Loan Agreement or otherwise, including, without limitation, the right to remove the Equipment; provided, however, if Lender, in removing the Equipment damages any improvements of the undersigned on the Real Property, Lender will, at its expense, cause same to be repaired.

         4. This agreement shall be binding upon the heirs, successors and assigns of the undersigned and shall inure to the benefit of Lender and its respective successors and assigns.

         IN WITNESS WHEREOF, the undersigned has executed this instrument at __________________, this ______________ day of __________________, 2002.

                                        ________________________________________

                                        OWNER/LESSOR

                                        By: ____________________________________
                                        Name: __________________________________
                                        Title: _________________________________

                                    EXHIBIT F

                          FORM OF OFFICER'S CERTIFICATE

         GATX Ventures, Inc.

         Reference is made to the Equipment Loan and Security Agreement dated as of _____, 2002 (as it may be amended from time to time, the "Loan Agreement") by and between Anadys Pharmaceuticals, Inc. ("Borrower") and GATX Ventures, Inc. ("Lender"). Unless otherwise defined herein, capitalized terms have the meanings given such terms in the Loan Agreement.

         The undersigned Responsible Officer of Borrower hereby certifies to Lender that:

1. No Event of Default or Default has occurred under the Loan Agreement which has not been waived in writing by Lender. (If a Default or Event of Default has occurred and not been waived, specify the nature and extent thereof and the action Borrower proposes to take with respect thereto.)

2. The information provided in Section 1 of the Disclosure Schedule is currently true and accurate, except as noted below.

3. Borrower is in compliance with the provisions of Sections 4.4, 4.8, 6 and 7 of the Loan Agreement, except as noted below.

4.       Attached herewith are the [monthly financial statements pursuant to
         Section 6.3(a) of the Loan Agreement/annual audited financial statements pursuant to Section 6.3(b) of the Loan Agreement]. These have been prepared in accordance with GAAP and are consistent from one period to the next except as noted below.

         NOTES TO ABOVE CERTIFICATIONS:

         _______________________________________________________________________

         _______________________________________________________________________

                                            ANADYS PHARMACEUTICALS, INC.

                                            By: ___________________________

                                            Name: _________________________

                                            Title: ________________________